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_________________________________________________________________






                               CREDIT AGREEMENT



                                 by and among



                            THE TOPPS COMPANY, INC.
                                 as Borrower,


                NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS),
                            as Agent and as Lender,

                                CHEMICAL BANK,
                     as Documentation Agent and as Lender

                                      and

                  THE LENDERS PARTY HERETO FROM TIME TO TIME




                                 June 30, 1995





_________________________________________________________________



























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                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

                             Definitions and Terms

     1.1.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2.    Accounting Terms . . . . . . . . . . . . . . . . . . . . . .   26
     1.3.    UCC Terms  . . . . . . . . . . . . . . . . . . . . . . . . .   26

                                  ARTICLE II

                                 The Term Loan

     2.1.    Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . .   26
     2.2.    Term Loan Advance  . . . . . . . . . . . . . . . . . . . . .   26
     2.3.    Payment of Principal . . . . . . . . . . . . . . . . . . . .   27
     2.4.    Payment of Interest  . . . . . . . . . . . . . . . . . . . .   27
     2.5.    Manner of Payment  . . . . . . . . . . . . . . . . . . . . .   28
     2.6.    Optional Prepayments . . . . . . . . . . . . . . . . . . . .   28
     2.7.    Mandatory Prepayments.     . . . . . . . . . . . . . . . . .   29
     2.8.    Term Notes . . . . . . . . . . . . . . . . . . . . . . . . .   31
     2.9.    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .   32
     2.10.   Interest Periods . . . . . . . . . . . . . . . . . . . . . .   32
     2.11.   Conversions and Elections of Subsequent Interest Periods . .   32
     2.12.   Pro Rata Payments  . . . . . . . . . . . . . . . . . . . . .   33

                                  ARTICLE III

                         The Revolving Credit Facility

     3.1.    Revolving Loans  . . . . . . . . . . . . . . . . . . . . . .   33
     3.2.    Payment of Interest  . . . . . . . . . . . . . . . . . . . .   35
     3.3.    Payment of Principal . . . . . . . . . . . . . . . . . . . .   36
     3.4.    Non-Conforming Payments  . . . . . . . . . . . . . . . . . .   36
     3.5.    Revolving Credit Notes . . . . . . . . . . . . . . . . . . .   37
     3.6.    Pro Rata Payments  . . . . . . . . . . . . . . . . . . . . .   37
     3.7.    Reductions . . . . . . . . . . . . . . . . . . . . . . . . .   37
     3.8.    Conversions and Elections of Subsequent Interest Periods . .   38
     3.9.    Unused Fee . . . . . . . . . . . . . . . . . . . . . . . . .   38
     3.10.   Deficiency Advances  . . . . . . . . . . . . . . . . . . . .   39
     3.11.   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .   39

                                  ARTICLE IV

                               Letters of Credit

     4.1.    Letters of Credit  . . . . . . . . . . . . . . . . . . . . .   39
















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     4.2.    Reimbursement  . . . . . . . . . . . . . . . . . . . . . . .   40
     4.3.    Letter of Credit Facility Fees . . . . . . . . . . . . . . .   44
     4.4.    Administrative Fees  . . . . . . . . . . . . . . . . . . . .   44
     4.5.    Unused Fee . . . . . . . . . . . . . . . . . . . . . . . . .   44

                                   ARTICLE V

                                   Security

     5.1.    Security . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     5.2.    Further Assurances . . . . . . . . . . . . . . . . . . . . .   45
     5.3.    Chief Executive Offices  . . . . . . . . . . . . . . . . . .   45

                                  ARTICLE VI

                        Yield Protection and Illegality

     6.1.    Additional Costs . . . . . . . . . . . . . . . . . . . . . .   45
     6.2.    Suspension of Loans  . . . . . . . . . . . . . . . . . . . .   47
     6.3.    Illegality . . . . . . . . . . . . . . . . . . . . . . . . .   48
     6.4.    Compensation . . . . . . . . . . . . . . . . . . . . . . . .   48
     6.5.    Alternate Loan and Lender  . . . . . . . . . . . . . . . . .   49
     6.6.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                                  ARTICLE VII

           Conditions to Making Loans and Issuing Letters of Credit

     7.1.    Conditions of Initial Advance  . . . . . . . . . . . . . . .   51
     7.2.    Conditions of Revolving Loans  . . . . . . . . . . . . . . .   54

                                 ARTICLE VIII

                        Representations and Warranties

     8.1.    Organization and Authority . . . . . . . . . . . . . . . . .   55
     8.2.    Related Transaction Documents  . . . . . . . . . . . . . . .   56
     8.3.    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . .   57
     8.4.    Subsidiaries and Stockholders  . . . . . . . . . . . . . . .   57
     8.5.    Ownership Interests  . . . . . . . . . . . . . . . . . . . .   57
     8.6.    Financial Condition  . . . . . . . . . . . . . . . . . . . .   57
     8.7.    Title to Properties  . . . . . . . . . . . . . . . . . . . .   58
     8.8.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
     8.9.    Other Agreements . . . . . . . . . . . . . . . . . . . . . .   59
     8.10.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . .   59
     8.11.   Margin Stock . . . . . . . . . . . . . . . . . . . . . . . .   59
     8.12.   Investment Company . . . . . . . . . . . . . . . . . . . . .   60
     8.13.   Patents, Etc.  . . . . . . . . . . . . . . . . . . . . . . .   60
     8.14.   No Untrue Statement  . . . . . . . . . . . . . . . . . . . .   60
     8.15.   No Consents, Etc.  . . . . . . . . . . . . . . . . . . . . .   60
















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     8.16.   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .   61
     8.17.   No Default . . . . . . . . . . . . . . . . . . . . . . . . .   62
     8.18.   Hazardous Materials  . . . . . . . . . . . . . . . . . . . .   62
     8.19.   Employment Matters . . . . . . . . . . . . . . . . . . . . .   62
     8.20.   Representations and Warranties from the Merlin Transaction
             Documents  . . . . . . . . . . . . . . . . . . . . . . . . .   63
     8.21.   Seller Rights. . . . . . . . . . . . . . . . . . . . . . . .   63
     8.22.   Merlin License Agreements. . . . . . . . . . . . . . . . . .   63
     8.23.   Merlin Information.  . . . . . . . . . . . . . . . . . . . .   63
     8.24.   Place of Business. . . . . . . . . . . . . . . . . . . . . .   63
     8.25.   No Change in Consolidated Net Worth. . . . . . . . . . . . .   63

                                  ARTICLE IX

                             Affirmative Covenants

     9.1.    Financial Reports, Etc.  . . . . . . . . . . . . . . . . . .   64
     9.2.    Maintain Properties  . . . . . . . . . . . . . . . . . . . .   65
     9.3.    Existence, Qualification, Etc. . . . . . . . . . . . . . . .   65
     9.4.    Regulations and Taxes  . . . . . . . . . . . . . . . . . . .   66
     9.5.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .   66
     9.6.    True Books . . . . . . . . . . . . . . . . . . . . . . . . .   66
     9.7.    Payment of Other Indebtedness  . . . . . . . . . . . . . . .   66
     9.8.    Right of Inspection  . . . . . . . . . . . . . . . . . . . .   67
     9.9.    Observe all Laws . . . . . . . . . . . . . . . . . . . . . .   67
     9.10.   Governmental Licenses  . . . . . . . . . . . . . . . . . . .   67
     9.11.   Covenants Extending to Other Persons . . . . . . . . . . . .   67
     9.12.   Officer's Knowledge of Default . . . . . . . . . . . . . . .   67
     9.13.   Suits or Other Proceedings . . . . . . . . . . . . . . . . .   67
     9.14.   Notice of Discharge of Hazardous Material or Environmental
             Complaint  . . . . . . . . . . . . . . . . . . . . . . . . .   68
     9.15.   Environmental Compliance . . . . . . . . . . . . . . . . . .   68
     9.16.   Indemnification  . . . . . . . . . . . . . . . . . . . . . .   68
     9.17.   Further Assurances . . . . . . . . . . . . . . . . . . . . .   69
     9.18.   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .   69
     9.19.   Termination Events . . . . . . . . . . . . . . . . . . . . .   69
     9.20.   ERISA Notices  . . . . . . . . . . . . . . . . . . . . . . .   69
     9.21.   Continued Operations . . . . . . . . . . . . . . . . . . . .   69
     9.22.   Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . .   70
     9.23.   New Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   70
     9.24.   Rate Hedging Obligations . . . . . . . . . . . . . . . . . .   71

                                   ARTICLE X

                              Negative Covenants

     10.1.   Consolidated Leverage Ratio  . . . . . . . . . . . . . . . .   72
     10.2.   Consolidated Fixed Charge Ratio  . . . . . . . . . . . . . .   72
     10.3.   Consolidated Net Worth . . . . . . . . . . . . . . . . . . .   72
     10.4.   Cash Balances  . . . . . . . . . . . . . . . . . . . . . . .   72
















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     10.5.   Guaranties . . . . . . . . . . . . . . . . . . . . . . . . .   72
     10.6.   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
     10.7.   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .   74
     10.8.   Transfer of Assets . . . . . . . . . . . . . . . . . . . . .   75
     10.9.   Investments; Acquisitions  . . . . . . . . . . . . . . . . .   75
     10.10.  Merger or Consolidation  . . . . . . . . . . . . . . . . . .   76
     10.11.  Transactions with Affiliates . . . . . . . . . . . . . . . .   76
     10.12.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . .   77
     10.13.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . .   77
     10.14.  Dissolution, etc.  . . . . . . . . . . . . . . . . . . . . .   77
     10.15.  Rate Hedging Obligations . . . . . . . . . . . . . . . . . .   78
     10.16.  Restricted Payments  . . . . . . . . . . . . . . . . . . . .   78
     10.17.  Reimbursement of Expenses  . . . . . . . . . . . . . . . . .   78
     10.18.  Change in Accountants  . . . . . . . . . . . . . . . . . . .   79
     10.19.  Limitations on Sales and Leasebacks  . . . . . . . . . . . .   79
     10.20.  Negative Pledge Clauses  . . . . . . . . . . . . . . . . . .   79
     10.21.  Change in Control  . . . . . . . . . . . . . . . . . . . . .   79
     10.22.  Merlin Transaction Documents . . . . . . . . . . . . . . . .   80

                                  ARTICLE XI

                      Events of Default and Acceleration

     11.1.   Events of Default  . . . . . . . . . . . . . . . . . . . . .   80
     11.2.   Agent to Act . . . . . . . . . . . . . . . . . . . . . . . .   83
     11.3.   Cumulative Rights  . . . . . . . . . . . . . . . . . . . . .   83
     11.4.   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .   84
     11.5.   Allocation of Proceeds . . . . . . . . . . . . . . . . . . .   84

                                  ARTICLE XII

                                   The Agent

     12.1.   Appointment  . . . . . . . . . . . . . . . . . . . . . . . .   85
     12.2.   Attorneys-in-fact  . . . . . . . . . . . . . . . . . . . . .   85
     12.3.   Limitation on Liability  . . . . . . . . . . . . . . . . . .   85
     12.4.   Reliance . . . . . . . . . . . . . . . . . . . . . . . . . .   86
     12.5.   No Representations . . . . . . . . . . . . . . . . . . . . .   86
     12.6.   Indemnification  . . . . . . . . . . . . . . . . . . . . . .   86
     12.7.   Lender . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
     12.8.   Resignation  . . . . . . . . . . . . . . . . . . . . . . . .   87
     12.9.   Sharing of Payments, etc . . . . . . . . . . . . . . . . . .   88
     12.10.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
     12.11.  Notice to Lenders  . . . . . . . . . . . . . . . . . . . . .   88

                                 ARTICLE XIII

                                 Miscellaneous

     13.1.   Assignments and Participations . . . . . . . . . . . . . . .   89
















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     13.2.   ERISA Matters  . . . . . . . . . . . . . . . . . . . . . . .   91
     13.3.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   91
     13.4.   Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
     13.5.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . .   93
     13.6.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .   93
     13.7.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . .   93
     13.8.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   94
     13.9.   Termination  . . . . . . . . . . . . . . . . . . . . . . . .   94
     13.10.  Indemnification; Limitation of Liability . . . . . . . . . .   95
     13.11.  Headings and References  . . . . . . . . . . . . . . . . . .   96
     13.12.  Severability . . . . . . . . . . . . . . . . . . . . . . . .   96
     13.13.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . .   96
     13.14.  Agreement Controls . . . . . . . . . . . . . . . . . . . . .   96
     13.15.  Usury Savings Clause . . . . . . . . . . . . . . . . . . . .   97
     13.16.  Governing Law; Waiver of Jury Trial  . . . . . . . . . . . .   97
     13.17.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . .   98

EXHIBIT A    Applicable Commitment Percentages  . . . . . . . . . . . . .  A-1
EXHIBIT B    Form of Assignment and Acceptance  . . . . . . . . . . . . .  B-1
EXHIBIT C    Notice of Appointment (or Revocation) of Authorized
             Representative . . . . . . . . . . . . . . . . . . . . . . .  C-1
EXHIBIT D    Form of Borrowing Notice . . . . . . . . . . . . . . . . . .  D-1
EXHIBIT E    Form of Interest Rate Selection Notice . . . . . . . . . . .  E-1
EXHIBIT F    Form of Term Note  . . . . . . . . . . . . . . . . . . . . .  F-1
EXHIBIT G    Form of Revolving Note . . . . . . . . . . . . . . . . . . .  G-1
EXHIBIT H    Form of Stock Pledge Agreement . . . . . . . . . . . . . . .  H-1
EXHIBIT I    Form of Subsidiary Guaranty  . . . . . . . . . . . . . . . .  I-1
EXHIBIT J-1  Form of Opinion of Borrower's U.S. Counsel . . . . . . . . .  J-1
EXHIBIT J-2  Form of Opinion of Borrower's U.K. Counsel . . . . . . . . .  J-2
EXHIBIT K    Form of Compliance Certificate . . . . . . . . . . . . . . .  K-1
EXHIBIT L    Form of Cash Collateral Agreement  . . . . . . . . . . . . .  L-1

Schedule 5.3      Principal Office and Collateral Locations . . . . . . .  S-1
Schedule 8.4      Subsidiaries and Ownership Interests  . . . . . . . . .  S-2
Schedule 8.6      Indebtedness  . . . . . . . . . . . . . . . . . . . . .  S-3
Schedule 8.7      Liens . . . . . . . . . . . . . . . . . . . . . . . . .  S-4
Schedule 8.10     Litigation  . . . . . . . . . . . . . . . . . . . . . .  S-5
Schedule 8.16     ERISA Matters . . . . . . . . . . . . . . . . . . . . .  S-6
Schedule 8.19     Employment Matters  . . . . . . . . . . . . . . . . . .  S-7

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of June 30, 1995 (the "Agreement"), is made by and among THE TOPPS COMPANY, INC., a Delaware corporation having its principal place of business in New York, New York (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS), a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 hereof (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), CHEMICAL BANK, a banking corporation organized and existing under the laws of the state of New York, in its capacity as Documentation Agent, and NATIONSBANK, NATIONAL ASSOCIATION (CAROLINAS), a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and any successor appointed in accordance with the terms of Section 12.8 hereof, the "Agent");

                             W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a term loan facility in the principal amount of $50,000,000, the proceeds of which are to be used to effect the Merlin Transaction (as hereinafter defined), a revolving credit facility of up to $13,000,000, the proceeds of which are to be used to repay in full the Prior Facility (as hereinafter defined) and for general working capital needs, and a letter of credit facility of up to $2,000,000 for the issuance of standby letters of credit; and

     WHEREAS, the Lenders are willing to make such term loan, revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                             Definitions and Terms

     1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person for which the Cost of Acquisition equals or exceeds two percent (2%) of Consolidated Total Assets determined as of the last day of the fiscal quarter of the Borrower immediately preceding the date of the agreement related to such Acquisition;

          "Acquisition  Agreement"  means  that  certain   Agreement  for  the
     acquisition of the issued share capital of Merlin, dated as of May 17, 1995 by and among the Borrower, the Seller and Merlin;

          "Advance" means any of (i) the borrowing under the Term Loan Facility or (ii) a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan;

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower or any Person described in clause (i) above. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Total Loan Commitment and the denominator of which shall be the sum of the Total Loan Commitments of all Lenders, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by reference; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1 hereof;

          "Applicable Interest Addition" means for each Loan that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period ended on the most recent Determination Date as specified below:

                                             Applicable
                                          Interest Addition

          Consolidated Leverage       Base             Eurodollar
               Ratio                  Rate                Rate

     (a)  Greater than or equal
          to 1.50 to 1.00              0                 1.25%

     (b)  Less than 1.50 to 1.00
          and greater than or equal
          to 1.00 to 1.00              0                 1.00%

     (c)  Less than
          1.00 to 1.00                 0                 .75%

     The Applicable Interest Addition shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"), except the first Determination Date shall be August 31, 1995 and prior to such time the Applicable Interest Addition for Eurodollar Rate Loans shall be 1.25%. Any change in the Applicable Interest Addition following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section 9.1(b)(ii) hereof, subject to review and approval of such computations by the Agent and shall be effective (a) in the case of Base Rate Loans, from the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) with respect to all Base Rate Loans then outstanding, and (b) in the case of Eurodollar Rate Loans, for all Interest Periods commencing on or after the date such certificate is received (or, if earlier, the date such certificate was required to be delivered), and in each case, until the date a new certificate is delivered or is required to be delivered, whichever shall first occur;

          "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

                                                       Applicable
          Consolidated Leverage                           Unused
               Ratio                                       Fee

     (a)  Greater than or equal
          to 1.50 to 1.00                                 .375%

     (b)  Less than 1.50 to 1.00                          .25%

          The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"), except the first Determination Date shall be August 31, 1995 and prior to such time the Applicable Unused Fee shall be .375%.
     Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to
     Section 9.1(a)(ii) and Section 9.1(b)(ii) hereof, subject to review and approval of such computations by the Agent and shall be effective from the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date a new certificate is delivered or is required to be delivered, whichever shall first occur;

          "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit;

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.01 hereof;

          "Authorized Representative" means any of the Assistant Treasurer, Vice President of Operations, or, with respect to financial matters, the Chief Financial Officer, the Assistant Treasurer or the Vice President of Operations of the Borrower or, in each case, any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

          "Bank of Scotland Debt Documents" means (a) the 750,000 Credit Facilities Agreement dated January 7, 1994 between Merlin and the Bank of Scotland, as amended, restated or supplemented from time to time, and all debentures, mortgages charges, security documents and other agreements and instruments delivered in connection therewith and (b) that certain debenture dated as of June 6, 1989 in favor of the Bank of Scotland and all loan documents, mortgages, charges, security documents and other agreements and instruments delivered in connection therewith;

          "Base Rate" means the per annum rate of interest equal to the sum of
     (x) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%), plus (y) the Applicable Interest Addition. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor;

          "Base Rate Loan" means a Loan or a Segment of the Term Loan for which the rate of interest is determined by reference to the Base Rate;

          "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate;

          "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

          "Borrower's Account" means a demand deposit account number 00117803 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent;

          "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or the Term Loan Facility, in the form attached hereto as Exhibit D and incorporated herein by reference;

          "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England and New York, New York;

          "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 9.1(a) or (b) hereof, and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1(a) hereof), all the foregoing in accordance with GAAP applied on a Consistent Basis;

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

          "Cash Collateral Agreement" means the Cash Collateral Agreement dated as of the date hereof between the Borrower and the Agent in the form attached hereto as Exhibit L, as amended or modified from time to time;

          "Change in Consolidated Working Capital" means, with respect to any determination thereof as at the end of any fiscal year of the Borrower, the result obtained, expressed as a positive or negative number as appropriate, by subtracting from Consolidated Working Capital as at such date the amount of Consolidated Working Capital as at the end of the immediately preceding fiscal year of the Borrower;

          "Closing Date" means the date as of which both this Agreement shall have been executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 7.1 hereof shall have been satisfied;

          "Code" means the Internal Revenue Code of 1986, as amended, and any final and temporary regulations promulgated thereunder;

          "Collateral" means, collectively, all Collateral as defined in the Pledge Agreement and in any other Security Instrument;

          "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 8.6(a) hereof;

          "Consolidated Cash Interest Expense" means, with respect to any period of computation thereof, Consolidated Interest Expense which has accrued and is payable in cash;

          "Consolidated Current Assets" means cash and all other assets of the Borrower and its Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which would be classified as a current asset, all determined in accordance with GAAP applied on a Consistent Basis; provided, however, that there shall be excluded from the calculation of Consolidated Current Assets that portion of all assets financed through incurring liabilities which are not included in the calculation of Consolidated Current Liabilities;

          "Consolidated Current Liabilities" means all liabilities of the Borrower and its Subsidiaries which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year, but excluding in all cases Revolving Credit Outstandings, the outstanding principal amount of the Term Loan and all current maturities of long term Indebtedness for Money Borrowed), all determined in accordance with GAAP applied on a Consistent Basis;

          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
     (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period less (without duplication) Capital Expenditures for such period less all income taxes accrued during such period, to (ii) Consolidated Fixed Charges for such period;

          "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Cash Interest Expense, (ii) scheduled principal or lease payments of Consolidated Indebtedness and (iii) all dividends and other distributions (other than distributions in the form of capital stock of the Borrower) paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated  Indebtedness"  means   all  Indebtedness  for   Money
     Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis;

          "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including, without limitation, fees payable in respect of a Hedging Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) the sum of (without duplication) Consolidated Indebtedness (determined as at such date) plus the aggregate stated amount of all Standby Letters of Credit then outstanding plus the aggregate principal amount of Indebtedness for which the Borrower or any Subsidiary has entered into a Guaranty to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date); provided, however, that for each of the second and third fiscal quarters of the Fiscal Year ended March 2, 1996, Consolidated EBITDA shall be determined, instead of for the Four Quarter Period then ended, on an annualized basis as follows:

                                        Consolidated EBITDA for
          Fiscal Quarter ended:         such period multiplied by:

          Two Fiscal Quarters ended
          August 26, 1995                         2

          Three Fiscal Quarters
          ended November 25, 1995                 4/3

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event) less all operating and non-operating expenses (not related to extraordinary events) of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a

     Consistent Basis; but excluding (for all purposes other than (x) compliance with Section 10.3 hereof and (y) the computation of Consolidated EBITDA utilized to determine Excess Cash Flow) in such calculation: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain of an extraordinary nature as determined in
     accordance  with  Generally  Accepted  Accounting   Principles  applied
     on  a Consistent Basis;

          "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Shareholders' Equity " means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Total Assets" means, as at any time of calculation thereof, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis;

          "Consolidated Working Capital" means at any time the amount thereof is to be determined, the excess of Consolidated Current Assets over Consolidated Current Liabilities;

          "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

               (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

               (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or
          (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

               (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

               (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

               (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof;

          "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) and the unpaid principal amount of any debt instrument given as consideration,
     (iii) any Indebtedness assumed by the Borrower or its Subsidiaries in connection with such Acquisition, and (iv) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such a transaction, and other similar transaction costs so incurred (all such costs in excess of such amount being included as a "Cost of Acquisition" for such transaction). For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the NASDAQ National Market System with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a) hereof, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a) hereof, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion;

          "Disclosure Letter" means that certain Disclosure Letter dated May 17, 1995 delivered to the Borrower by the Seller in connection with the Merlin Transaction;

          "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

          "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

          "Elevated Financial Covenant Levels" means at any time with respect to Consolidated Leverage Ratio, 1.50 to 1.00, and with respect to Consolidated Fixed Charge Ratio, 1.50 to 1.00;

          "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

               (a)  Government Securities;

               (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 270 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

               (c) interest bearing demand or time deposits issued by any bank or certificates of deposit maturing within one hundred eighty
          (180) days from the date of issuance thereof and, in either case, issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A or better by S&P or A2 or better by Moody's;

               (d)  Repurchase Agreements;

               (e)  Municipal Obligations;

               (f)  shares  of  mutual  funds   which  invest  in  obligations
          described in paragraphs (a) through (e) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

               (g) shares of "money market funds" of financial institutions rated A or better by S&P or A2 or better by Moodys;

          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, which is or has at any time since June 1, 1989 been maintained for the employees of the Borrower or any current or former ERISA Affiliate;

          "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material;

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all final and temporary regulations promulgated thereunder;

          "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code;

          "Eurodollar Rate Loan" means a Loan or Segment of the Term Loan for which the rate of interest is determined by reference to the Eurodollar Rate;

          "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

     Eurodollar =     Interbank Offered Rate        +    Applicable
        Rate     1- Eurodollar Reserve Percentage     Interest Addition

          "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate;

          "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D or any successor regulation (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such requirements without benefits of credits or proration, exceptions or offsets that may be available from time to time to Agent. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage;

          "Event of Default" means any of the occurrences set forth as such in
     Section 11.1 hereof;

          "Excess Cash Flow" means, with respect to the Borrower and its Subsidiaries for any period, the difference of (a) Consolidated EBITDA for such period (including within "Consolidated Net Income" for purposes of computing Consolidated EBITDA as used in this definition any other cash net gain or loss, as applicable, of an extraordinary nature otherwise excluded from the calculation thereof in the definition of "Consolidated Net Income") minus (b) the sum of (i) Change in Consolidated Working Capital as at the end of such period, provided any positive Change in Consolidated Working Capital shall not exceed $4,000,000 during such period, plus (ii) the sum of (A) Capital Expenditures up to a maximum amount of $5,500,000 during the Fiscal Year ending in March 1996, $5,600,000 during the Fiscal Years ending in March 1997 and February 1998 and $5,700,000 during the Fiscal Year ending in February 1999 and thereafter, (B) Consolidated Cash Interest Expense, (C) required principal payments on Consolidated Indebtedness and optional prepayments of the Term Loan and (D) taxes on income accrued during such period;

          "Existing LC" means that certain standby letter of credit in the notional amount of up to $1,500,000 issued under the Prior Facility and outstanding on the date hereof, such Existing LC to terminate upon its stated termination date without renewal or extension, whether automatic or otherwise.

          "Facility Termination Date" means the date on which both the Revolving Credit Termination Date and the Term Loan Termination Date shall have occurred and the Borrower shall have fully paid and satisfied all Obligations hereunder;

          "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transaction as determined by the Agent;

          "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries ending on the Saturday nearest to February 28 of each calendar year;

          "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan;

          "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period;

          "Foreign Subsidiaries" means all Subsidiaries which are incorporated in any jurisdiction other than any state of the United States of America or the District of Columbia;

          "GAAP" or "Generally Accepted Accounting Principles" means Generally Accepted Accounting Principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

          "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

          "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign;

          "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person;

          "Guarantors" means, at any date, the Subsidiaries party to a Subsidiary Guaranty at such date and shall in any event include all Material Subsidiaries, other than Foreign Subsidiaries, at such date;

          "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

          "Hedging Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by the Notes, on terms mutually acceptable to Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender;

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

          "Indebtedness for Money Borrowed" means for any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables incurred in the ordinary course of business;

          "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one one- hundredth (1/100) of one percent) per annum rate of interest determined by the office of Agent then determining such rate (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the Eurodollar Rate Loan;

          "Interest Period" for each Eurodollar Rate Loan means a period commencing on the date such Eurodollar Rate Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Rate Loan, and ending, at the Borrower's option, on the date one, two, three, six or, if available to all Lenders, twelve months thereafter as notified to the Agent by the Authorized Representative no later than three (3) Business Days prior to the beginning of such Interest Period; provided, that,

               (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

              (ii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

             (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

              (iv)  no Interest Period shall extend past July 6, 2000;

               (v) there shall not be more than six (6) Interest Periods in effect on any day;

          "Interest Rate Selection Notice" means the notice delivered by an Authorized Representative in connection with the election of a subsequent interest period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E attached hereto;

          "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under
     Article IV hereof;

          "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained;

          "Letter of Credit" means any Standby Letter of Credit;

          "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Letter of Credit Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

          "Letter of Credit Facility" means the facility described in Article IV hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

          "Letter  of   Credit  Outstandings"  means,   as  of  any   date  of
     determination, all amounts of Letters of Credit then undrawn plus Reimbursement Obligations then outstanding;

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

          "Loan" or "Loans" means any of the Revolving Loans or the Term Loan made under the Revolving Credit Facility or the Term Loan Facility, respectively;

          "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Subsidiary Guaranties, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made, Letters of Credit issued and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time;

          "Material Adverse Effect" means a material adverse effect on the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole;

          "Material Subsidiary" means (i) any direct or indirect Subsidiary of the Borrower which (a) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 9.1(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year end financial statements referenced in Section 8.6 hereof) (the "Required Financial Information")) or (ii) has net income equal to or greater than 5% of Consolidated Net Income (each calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower that together with the Borrower have assets equal to not less than 95% of Consolidated Total Assets (calculated as described above) and net income of not less than 95% of Consolidated Net Income (calculated as described above); provided further that if more than one combination of

     Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the
     Borrower, but in  all cases  above  the  term  "Material   Subsidiary"
     shall  exclude  all  Foreign Subsidiaries;

          "Merlin" means Merlin Publishing International plc, a company registered in England under number 2331336 and incorporated as a public company limited by shares under the Companies Act 1985;

          "Merlin Shareholders Agreement" means that certain Shareholders Agreement dated as of December 4, 1991 among Merlin and the owners of all the share capital of Merlin;

          "Merlin Transaction" means the acquisition by the Borrower of all of the issued share capital of Merlin in accordance with the terms of the Acquisition Agreement;

          "Merlin Transaction Documents" means the Acquisition Agreement and each schedule, exhibit, document, agreement, instrument or certificate incorporated therein or delivered in connection therewith, including without limitation the Disclosure Letter as therein defined;

          "Moody's" means Moody's Investors Service, Inc.;

          "Multiemployer Plan"  means a  "multiemployer plan",  as defined  in
     Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions since June 1, 1989;

          "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's;

          "NCMI" means NationsBanc Capital Markets, Inc. and its successors;

          "Net Proceeds" from the issuance of equity or Indebtedness or sale of assets means cash payments received therefrom as and when received, net of all legal, accounting, banking, underwriting, title and recording fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance or sale;

          "Notes" means, collectively, the Term Notes and the Revolving Notes;

          "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Hedging Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

          "Outstandings"  means,  collectively,  at any  date,  the  Letter of
     Credit  Outstandings,   Revolving  Credit  Outstandings  and   Term  Loan
     Outstandings on such date;

          "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof;

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto;

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is, or was since June 1, 1989, maintained for employees of the Borrower or any ERISA Affiliate;

          "Permitted  Liens" shall  have  the meaning  given to  such  term in
     Section 10.6 hereof;

          "Permitted Stock Repurchases" shall have the meaning given to such term in Section 10.16 hereof;

          "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

          "Pledge Agreement" means that certain Stock Pledge Agreement dated as of the date hereof between the Borrower and the Agent for the benefit of the Agent and the Lenders and substantially in the form of Exhibit H hereto, as hereafter amended, supplemented or replaced from time to time;

          "Pledged Stock" has the meaning given to such term in the Pledge Agreement;

          "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent;

          "Principal Licenses"  shall have the  meaning given to  such term in
     Section 9.21 hereof;

          "Principal Office" means the office of the Agent at NationsBank, National Association (Carolinas), Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Ms. Angela Berry, Agency Services, or such other office and address as the Agent may from time to time designate;

          "Principal Subsidiaries" means Merlin, Topps Ireland Limited and any other direct Subsidiaries of the Borrower which would qualify as a Material Subsidiary notwithstanding the fact that such Subsidiary may be a Foreign Subsidiary;

          "Prior Facility" means the line of credit facility of up to $25,000,000 made available to the Borrower by Chemical Bank scheduled to expire on August 31, 1995;

          "Pro Forma Historical Statements" means the pro forma consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ending February 25, 1995, giving historical pro forma effect to the Merlin Transaction as of January 31, 1995, which have been furnished to the Agent and the Lenders prior to the Closing Date;

          "Pro Forma Projections" means the pro forma consolidated financial statement projections of the Borrower and its Subsidiaries for the five fiscal years ending 2000, giving effect to the Merlin Transaction, which have been furnished to the Agent and the Lenders prior to the Closing Date;

          "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

          "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

          "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof;

          "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the
     Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 4.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit plus any interest accrued on such amounts paid;

          "Related  Transaction  Documents"  means,  collectively,  the   Loan
     Documents and the Merlin Transaction Documents;

          "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's;

          "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three
     (3) or more Lenders, 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Revolving Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the amount of such Lender's Applicable

     Commitment Percentage of the Term Loan Outstandings; provided that, if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter
     of  Credit  resulting  in  an outstanding   Reimbursement   Obligation,
     such   Lender's  Credit   Exposure attributable  to Letters  of  Credit
     and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition;

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary now or hereafter outstanding;

          "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment;

          "Revolving Credit Facility" means the facility described in Article III hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment;

          "Revolving  Credit   Outstandings"  means,   as  of   any  date   of
     determination, the aggregate principal amount of all Revolving Loans then outstanding and all interest accrued therein;

          "Revolving Credit Termination Date" means (i) July 6, 2000 or (ii) such earlier date of termination of Lenders' obligations pursuant to
     Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and cancellation of the Total Revolving Credit Commitment pursuant to Section 3.7 hereof;

          "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article III hereof;

          "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 3.5 hereof substantially in the form attached hereto as Exhibit G, with appropriate insertions as to amounts, dates and names of Lenders;

          "S&P" means Standard & Poor's Ratings Group;

          "Security Instruments" means, collectively, the Pledge Agreement, the Cash Collateral Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for the Obligations or a Guaranty thereof, as any of them may be amended, supplemented or replaced from time to time;

          "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable;

          "Seller" means all of the beneficial and legal owners of the entire issued share capital of Merlin;


          "Solvent" means, when used with respect to any Person, that at the time of determination:

               (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

              (ii) it is then able and expects to be able to pay its debts as they mature; and

             (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted;

          "Standby Letter of Credit" means any irrevocable standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to Article IV hereof;

          "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries and including without limitation Merlin and its subsidiaries;

          "Subsidiary Guaranty" means each Guaranty Agreement between one or more Subsidiaries and the Agent, delivered as of the Closing Date and otherwise pursuant to Section 9.23 hereof, and substantially in the form of Exhibit I hereto, as the same may be amended, modified or supplemented;

          "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Article II hereof;

          "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to the Borrower in a principal amount equal to such Lender's percentage of the Total Term Loan Commitment as set forth on Exhibit A hereto;

          "Term Loan Facility" means the facility described in Article II hereof providing for a Term Loan to the Borrower by the Lenders in the principal amount of $50,000,000;

          "Term Loan Maturity Date" means July 6, 2000;

          "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then Outstanding and all interest accrued thereon;

          "Term Loan Termination Date" means (i) the Term Loan Maturity Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Term
     Loan Facility by payment in full of all Obligations incurred in connection with the Term Loan;

          "Term Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loans executed and delivered to the Lenders as provided in Section 2.8 hereof substantially in the form attached hereto as Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders;

          "Termination Event"  means: (a)  a "Reportable  Event" described  in
     Section 4043 of ERISA (unless the notice requirement has been waived by applicable regulation); or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
     Section 4041 of ERISA; or (d) the institution of proceedings to terminate a Pension Plan by the PBGC or any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (e) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (f) the imposition of a Lien pursuant to Section 412 of the Code
     or Section 302  of   ERISA;  or  (g)  any  event  or   condition  which
     results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (h)
     any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution
     by  the  PBGC  of  proceedings  to   terminate  a Multiemployer Plan
     under Section 4042 of ERISA;

          "Total Letter of Credit Commitment" means an amount not to exceed $2,000,000 less the notional amount of the Existing LC; provided, however, the full $2,000,000 commitment shall be available in connection with the issuance of a replacement Letter of Credit for the Existing LC;

          "Total Loan Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment;

          "Total Revolving Credit Commitment" means a principal amount equal to $13,000,000, as reduced from time to time in accordance with Section
     3.7 hereof;

          "Total Term Loan Commitment" means a principal amount equal to $50,000,000.

     1.2  Accounting Terms.   All  accounting terms  not specifically  defined
herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

     1.3 UCC Terms. Each term defined in Article 1 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                                  ARTICLE II

                                 The Term Loan

     2.1. Term Loan. (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan to the Borrower on the Closing Date on a pro rata basis determined by its Applicable Commitment Percentage up to the Term Loan Commitment of such Lender. The principal amount of each Segment of the Term Loan outstanding hereunder from time to time shall bear interest, at the Borrower's election, at an interest rate per annum equal to the Base Rate or the Eurodollar Rate;

provided, however, that (x) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Termination Date, (y) each Eurodollar Rate Segment shall be in the minimum amount of $1,000,000 and if greater, an integral multiple of $100,000, and (z) each Eurodollar Rate Segment may, subject to the provisions of Sections 2.4 and 2.6 hereof, be repaid only on the last day of the Interest Period with respect thereto. No amount of the Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

          (b) Interest on Eurodollar Rate Loans and all fees hereunder shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed, and interest on all Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate.

     2.2. Term Loan Advance. Not later than 9:00 A.M., Charlotte, North Carolina time on the Closing Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance to be made by it on such day available by wire transfer to the Agent in the amount of its Term Loan Commitment representing its pro rata share of the Term Loan as determined according to the Applicable Commitment Percentage of such Lender. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative.

     2.3. Payment of Principal.   The principal amount of the  Term Loan shall
be repaid in twenty (20) installments on the dates and in the amounts set forth below:

     August 28, 1995                         $  1,875,000
     November 27, 1995                       $  1,875,000
     March 4, 1996                           $  1,875,000
     June 3, 1996                            $  1,875,000
     September 3, 1996                       $  2,500,000
     December 2, 1996                        $  2,500,000
     March 3, 1997                           $  2,500,000
     June 2, 1997                            $  2,500,000
     September 2, 1997                       $  2,500,000
     December 1, 1997                        $  2,500,000
     March 2, 1998                           $  2,500,000
     June 1, 1998                            $  2,500,000
     August 31, 1998                         $  2,500,000
     November 30, 1998                       $  2,500,000
     March 1, 1999                           $  2,500,000
     May 31, 1999                            $  2,500,000
     August 30, 1999                         $  3,125,000
     November 29, 1999                       $  3,125,000
     February 28, 2000                       $  3,125,000
     July 6, 2000                            $  3,125,000


     2.4. Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of the Term Loan commencing on the date of determination of the interest rate applicable to such Segment until such Segment shall be due at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the applicable Borrowing Notice or Interest Rate Selection Notice. Interest on each Segment of the Term Loan shall be paid on the earlier of (a) in the case of any Segment which bears interest at the Base Rate, quarterly in arrears of the last Business Day of each May, August, November and February, commencing on August 31, 1995, until the Term Loan Termination Date on which date the entire principal amount of and all accrued interest on the Term Loan shall be paid in full, (b) in the case of any Segment which bears interest at the Eurodollar Rate, on last day of the applicable Interest Period for such Segment and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period and (c) upon payment in full of the Term Loan; provided, however, that if any amount of principal or interest or fees to any Lender due under this Agreement shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest so long as such amount shall remain unpaid (i) with respect to Eurodollar Rate Loans, until the end of the Interest Period with respect to such Eurodollar Rate Loan at a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, fees, or other amounts owing hereunder, at a rate of interest per annum which shall be two percent (2%) above the Base

Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

     2.5. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Term Loan, shall be made to the Agent at the Principal Office for the account of each Lender in Dollars in immediately available funds on or before 12:30 P.M., Charlotte, North Carolina time on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available Funds and prior to 12:30 P.M., Charlotte, North Carolina time on the date such payment is to be made to be a non-conforming payment. Any such non-conforming payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (i) the date such funds become available funds or (ii) the next Business Day at the respective rates of interest per annum specified in the proviso to Section 2.4 hereof regarding late payments of interest, from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Term Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Term Loan Termination Date.

     2.6. Optional Prepayments. The Borrower may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon not less than three (3) Business Days' prior written notice (effective upon receipt) to the Agent, which notice shall be irrevocable. Any prepayment, whether a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this Section 2.6 shall be made in the minimum principal amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, and all such prepayments of principal shall be applied to installments of principal in the manner specified by the Borrower and, if not specified, in chronological order. No such prepayment shall result in the payment of any Eurodollar Rate Segment other than on the last day of the Interest Period of such Segment unless such prepayment is accompanied by amounts due, if any, under Section 6.4 hereof.

     2.7. Mandatory Prepayments. In addition to the required payments of principal of the Term Loan set forth in Section 2.3 above and any optional payments of principal of the Term Loan effected under Section 2.6 above, the Borrower shall make the following required prepayments of the Term Loan, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below and rounded down to the nearest $50,000:

          (a) until the outstanding principal balance of the Term Loan is less than $25,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this
     Section 2.7), the Borrower shall make a prepayment from the proceeds of each private or public offering of equity securities of the Borrower or any Subsidiary (other than offerings in respect of employee and director stock option plans) in an amount equal to fifty percent (50%) of the Net Proceeds of each issuance of equity securities of the Borrower or any Subsidiary (including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities), each such prepayment to be made within ten (10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment;

          (b) without limiting the prohibition on additional Indebtedness set forth in Section 10.7 hereof, the Borrower shall make a prepayment in an amount equal to (x) until the outstanding principal balance of the Term Loan is less than $25,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this Section 2.7), one hundred percent (100%), and (y) at all other times, fifty percent (50%), in each case, of the Net Proceeds from the issuance or incurring of Indebtedness for Money Borrowed (other than the Term Loan, Revolving Loans and other indebtedness permitted under Section 10.7) by the Borrower or any Subsidiary after the Closing Date, such prepayment to be made within ten (10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment;

          (c) until the outstanding principal balance of the Term Loan is less than $25,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this
     Section 2.7), the Borrower shall make a prepayment in an amount equal to one hundred percent (100%) of the net cash proceeds received by Borrower or any Subsidiaries from each liquidation of any overfunded pension plan, such prepayment to be made within ten (10) Business Days of receipt of such proceeds and upon not less than five (5) Business Days written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment;

          (d) until the outstanding principal balance of the Term Loan is less than $25,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this
     Section 2.7) at which time no prepayment shall be due under this Section 2.7(d), the Borrower shall make an annual prepayment in an amount equal to (x) seventy five percent (75%) of Excess Cash Flow as at the end of each Fiscal Year of Borrower so long as the outstanding principal balance of the Term Loan is greater than $35,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this Section 2.7) and (y) fifty percent (50%) of Excess Cash Flow as at the end of each Fiscal Year of Borrower so long as the outstanding principal balance of the Term Loan is greater than
     $25,000,000 and less than or equal to $35,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this Section 2.7), each such prepayment to be made on the date financial statements of the Borrower and its Subsidiaries for such fiscal period are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to
     Section 9.1 hereof, which payment shall be accompanied by a certificate of an Authorized Representative (which may be incorporated within the certificate regarding compliance with certain covenants otherwise required to be delivered under Section 9.1) setting forth in reasonable detail the calculations utilized in computing Excess Cash Flow and the amount of such prepayment; provided, however, that Excess Cash Flow for the Fiscal Year ended March 2, 1996 shall be an amount equal to Excess Cash Flow for the last two consecutive fiscal quarters of such Fiscal Year; and provided further that, to the extent there is a Change in Working Capital in excess of the amount permitted to be deducted from the calculation of Excess Cash Flow as provided in the definition thereof (the "Surplus Working Capital Amount"), the amount of such mandatory prepayment attributable to the Surplus Working Capital Amount shall not be due until 90 days following the date the remainder of such mandatory prepayment was required to have been made; and

          (e) the Borrower shall make a prepayment in an amount equal to (x) seventy five percent (75%) of the Net Proceeds of the sale and leaseback transaction relating to the Borrower's Pennsylvania manufacturing facility ("Sale and Leaseback Net Proceeds") so long as the outstanding principal balance of the Term Loan is greater than $25,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this Section 2.7) and (y) fifty percent (50%) of Sale and Leaseback Net Proceeds so long as the outstanding principal balance of the Term Loan is less than or equal to $25,000,000 (such outstanding amount to be determined after taking into account any portion of any prepayment being made under this Section 2.7), each such prepayment to be made not less than ten (10) Business Days following each receipt of any Sale and Leaseback Net Proceeds, which payment shall be accompanied by a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the Sale and Leaseback Net Proceeds and the amount of such prepayment.

The Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of prepayment described in clauses (a), (b), (c), (d) and (e) of this Section 2.7. All mandatory prepayments made pursuant to this
Section 2.7 shall be applied ratably to the installments of principal remaining outstanding pursuant to Section 2.3 (as adjusted to give effect to any prior payments or prepayments of principal). Any prepayment required by this Section 2.7 shall be applied first to Base Rate Segments and then to Eurodollar Rate Segments. If as a result of the making of any payment required to be made pursuant to this Section 2.7 the Borrower would incur costs pursuant to Section 6.4, it may deposit the amount of such payment with the Agent, for the benefit of the Lenders, in a cash collateral account with and in the name of the Agent established for such purpose pursuant to the Cash Collateral Agreement and as to which the Agent shall have exclusive control, until the end of the applicable Interest Period at which time such payment shall automatically be made.

     2.8. Term Notes. The portion of the Term Loan made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Term Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Term Loan Commitment, which Term Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     2.9. Use of Proceeds.   The proceeds of the Term Loan  hereunder shall be
used by the Borrower exclusively to (a) finance the Merlin

Transaction, and (b) pay costs and expenses incurred in connection therewith and for general working capital purposes not to exceed $3,000,000.

     2.10. Interest Periods. The Term Loan shall be, at the option of the Borrower specified in the Borrowing Notice or in an Interest Rate Selection Notice, comprised of either Eurodollar Rate Segments or Base Rate Segments. Eurodollar Rate Segments and Base Rate Segments may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans (including Revolving Loans that are Eurodollar Rate Loans) having more than six (6) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion by the time prescribed by
Section 2.11 hereof, the Borrower shall be deemed to have elected to convert such Segment of the Term Loan to (or continue such Segment as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.11 hereof.

     2.11. Conversions and Elections of Subsequent Interest Periods. Provided that no Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 6.1(b), 6.2 and 6.3 hereof, the Borrower may:

          (a) upon delivery of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day, convert any Eurodollar Rate Segment to a Base Rate Segment on the last day of the Interest Period for such Eurodollar Rate Segment; and

          (b) upon delivery of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time three (3) Business Days' prior to the date of such conversion:

               (i) elect a subsequent Interest Period for any Eurodollar Rate Segment to begin on the last day of the current Interest Period for such Eurodollar Rate Segment; and

              (ii) convert any Base Rate Segment to a Eurodollar Rate Segment on any date.

     Each conversion pursuant to this Section 2.11 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.10 and Article VI hereof. The Agent shall give written notice to each Lender of such notice of conversion prior to 2:00 P.M., Charlotte, North Carolina time on the day such notice of election or conversion is received. All such continuations or conversions of

Loans  shall  be  effected  pro  rata  based  on   the  Applicable  Commitment
Percentages of the Lenders.

     2.12. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Term Loan shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (c) the Agent will distribute payments received from the Borrower to the Lenders on the same day such payments are received in accordance with the terms of this Agreement.

                                  ARTICLE III

                         The Revolving Credit Facility

     3.1. Revolving Loans.

          (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 3.7 hereof, be repaid only on the last day of the Interest Period with respect thereto.

          (b) Amounts. Except as otherwise permitted by the consent of all the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings shall not exceed at any time the Total Revolving Credit Commitment. Each Revolving Loan hereunder and each conversion under
Section 3.7 hereof shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $100,000.

          (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:00 A.M., Charlotte, North

Carolina time and (2) irrevocable written notice of each Revolving Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:00 A.M. Charlotte, North Carolina time on the day of such proposed Revolving Loan. Each such telephonic notice, which shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice no later than 11:00 A.M. on the same day received by telefacsimile transmission in the form of a Borrowing Notice for additional Advances, or in the form of an Interest Rate
Selection Notice for the selection or conversion of interest rates for outstanding Revolving Credit Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile with reasonable promptness, but not later than 12:00 noon, Charlotte, North Carolina time on the same day as Agent's receipt of such notice.

     (ii) Not later than 1:00 P.M., Charlotte, North Carolina time on the date specified for each borrowing under this Section 3.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage, of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative not later than 2:00 P.M., Charlotte, North Carolina time on the day so received.

     (iii) The duration of the initial Interest Period for each Revolving Loan that is a Eurodollar Rate Loan shall be as specified in the initial Borrowing Notice for such Loan. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans in accordance with Section 3.8 hereof. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of duration of an Interest Period or conversion by the time prescribed by Section 3.8 hereof, the Borrower shall be deemed to have elected to convert such Revolving

Loan to (or continue such Revolving Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 3.8 hereof.

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit Termination Date, the drawing shall be paid by the Agent without the requirement of notice from the Borrower from immediately available funds which shall be advanced by the Lenders under the Revolving Credit Facility and such advance shall be deemed to be a Base Rate Loan; provided that after giving effect to any such Advance the Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and provided that after giving effect to an Advance necessary to satisfy the applicable Reimbursement Obligation the Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment, then notice of such drawing or payment shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Lender by telephone. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 11:00 A.M. Charlotte, North Carolina time on any Business Day, each Lender shall, pursuant to the conditions of this Agreement, make a Base Rate Loan in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 1:00 P.M. Charlotte, North Carolina time on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 11:00 A.M. Charlotte, North Carolina time on any Business Day, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Loan in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 1:00 P.M. Charlotte, North Carolina time on the next following Business Day. Such Base Rate Loan shall continue unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section 3.8 hereof.

     3.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Loan made by such Lender for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 3.1 hereof; provided, however, that if any amount of principal or interest or fees to any Lender shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest so long as such amount shall remain unpaid (i) in the case of a

Eurodollar Rate Loan, until the end of the Interest Period with respect to any Eurodollar Rate Loan at a rate of two percent (2%) above the applicable Eurodollar Rate for such Eurodollar Rate Loan and thereafter at a rate per annum which shall be two percent (2%) plus the Base Rate, (ii) with respect to Base Rate Loans, fees or other amounts owing hereunder, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in any case, the maximum rate permitted by applicable law, if lower.

          (b) Interest on each Revolving Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed in the case of Eurodollar Rate Loans and on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, in the case of Base Rate Loans. Interest on each Revolving Loan shall be paid
(i) quarterly in arrears on the last Business Day of each May, August, November and February, commencing August 31, 1995 for each Base Rate Loan,
(ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and if such interest period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period and (iii) upon payment in full of the principal amount of such Revolving Loan.

     3.3. Payment of Principal. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part on any Business Day provided the Borrower gives the Agent notice of such prepayment by telecopy at or prior to 10:00 A.M. on the date of such prepayment. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the amount, if any, required under Section 6.4 hereof. If at any time the amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment, a principal amount of the outstanding Revolving Loans equal to such excess shall be due and payable immediately. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $100,000, or such other amount as necessary to comply with this Section 3.3 or with Section 3.8 hereof.

     3.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Revolving Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. Charlotte, North Carolina time on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. Charlotte, North Carolina time to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of
(x) the date such funds become available funds or (y) the next Business Day at the respective rates of interest per annum specified in the proviso to Section
3.2 hereof regarding late payments of interest, from the date such amount was due and payable.

          (c) In the event that any payment hereunder or under the Revolving Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

     3.5. Revolving Credit Notes. Revolving Credit Loans made by each Lender shall be evidenced by the Revolving Notes, which Revolving Credit Notes shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     3.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and the fees described in Section 3.9 hereof shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment
Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (c) the Agent will distribute payments received from the Borrower to the Lenders on the same day such payments are received in accordance with the terms of this Agreement.

     3.7. Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time, upon not less than three (3) Business Days written notice to the Agent, to reduce the Total Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of
$1,000,000 or such greater amount which is in an integral multiple of $100,000, and shall permanently reduce the Total Revolving Credit Commitment. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section
6.4 hereof. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Notes to the extent that the amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

     3.8. Conversions and Elections of Subsequent Interest Periods. Provided that no Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 6.1(b), 6.2 and 6.3 hereof, the Borrower may:

          (a) upon delivery of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

          (b) upon delivery of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. Charlotte, North Carolina time three (3) Business Days prior to the date of such election or conversion:

               (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the current Interest Period for such Eurodollar Rate Loans; and

               (ii) convert Base Rate Loans to Eurodollar Rate Loans on any date.

     Each election and conversion pursuant to this Section 3.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 3.1, 3.3 and Article VI hereof. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 2:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     3.9. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds Revolving Credit Outstandings. Such payments of fees provided for in this Section 3.9 shall be due in arrears on the last Business

Day of each May, August, November and February commencing August 31, 1995 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when required, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     3.10. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein required, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving
Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Revolving Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Revolving Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     3.11. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to repay in full and terminate the Prior Facility, and for general working capital needs and other corporate purposes; provided, however, no portion of the Revolving Credit Facility shall be used, directly or indirectly, in connection with (a) the open market or negotiated redemption, purchase, repurchase or other retirement of any of the capital stock of the Borrower, (b) any prepayment of the principal amount of the Term Loan or (c) any financing of a hostile Acquisition.

                                  ARTICLE IV

                               Letters of Credit

     4.1. Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of Borrower to issue from time to time for the account of Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank; provided, that Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and the Issuing Bank agrees that all textual terms and provisions contained on the reverse side of each page of such Application and Agreement for Letters of Credit shall be null and void and the terms and provisions contained in this Agreement shall control. No Letter of Credit shall be issued by the Issuing Bank with an expiry date or payment date occurring subsequent to the date occurring one year after the date of its issuance (except such letters of credit may be in the form of "evergreen renewals", but with no expiration date beyond the fifth Business Day preceding the Revolving Credit Termination
Date), and notwithstanding the foregoing to the contrary, the fifth Business Day preceding the Revolving Credit Termination Date. No Letter of Credit issued hereunder shall be used by the Borrower, directly or indirectly, in connection with the open market or negotiated redemption, purchase, repurchase or other retirement of any of the capital stock of the Borrower.

     4.2.  Reimbursement.

          (a) The Borrower hereby unconditionally agrees immediately to pay to the Issuing Bank on the date of any drawing under any Letter of Credit at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by
Section 3.1 hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Borrower's obligations to pay the Issuing Bank under this Section 4.2, and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. The Issuing Bank agrees to give the Borrower prompt notice and, in any event, within two (2) Business Days, of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 3.1(c)(iv), amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 365 days for actual days elapsed.

          (b) In accordance with the provisions of Section 3.1(c) hereof, the Issuing Bank shall notify the Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit as promptly as practicable following the receipt by the Issuing Bank of such drawing.

          (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 4.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

               (i) Prior to the Revolving Credit Termination Date, each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article III, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described for the making of Advances pursuant to
     Section 3.1.

               (ii) With respect to drawings under any of the Letters of Credit for which a Revolving Loan is not made as set forth in clause (i) above, each Lender, upon receipt from the Agent of notice of a drawing in the manner described in Section 3.1(c), shall promptly pay to the Agent for the account of the Issuing Bank, prior to the applicable time set forth in Section 3.1(c), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Issuing Bank, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 3.1(c)(iv) or otherwise.

               (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to this

     Section 4.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset,
     abatement, withholding  or reduction whatsoever.   If any Lender  is
     obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this Section 4.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 3.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Issuing Bank from the Federal Reserve Bank.

               (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

          (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Outstanding Letter of Credit.

          (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

          (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

          (g) Without duplication of Section 13.10 hereof, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 4.2(g) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

          (h) Without limiting Borrower's rights as set forth in Section 4.2(g) above, the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related applications for any Letter of Credit, under all circumstances whatsoever, including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

              (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

             (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other person or entity, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

              (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person;

               (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

              (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

             (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     4.3. Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Interest Addition for Eurodollar Rate Loans in effect from time to time. Such payment of fees provided for in this Section 4.3 shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each May, August, November and February, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 4.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     4.4.  Administrative  Fees.  The Borrower  shall pay to the  Issuing Bank
(a) on the date of issuance of each Letter of Credit an administration fee equal to .125% of the face amount of such Letter of Credit and (b) such other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

     4.5. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Letter of Credit Commitment exceeds Letter of Credit Outstandings. Such payments of fees provided for in this Section 4.5 shall be due in arrears on the last Business Day of each May, August, November and February commencing August 31, 1995 to and on the Revolving Credit

Termination Date. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

                                   ARTICLE V

                                   Security

     5.1. Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall on or before the Closing Date do all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

     5.2. Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document and will procure any such certificate, instrument, statement or document or take such other action (and pay all connected costs) which the Agent reasonably deems necessary to create, continue or preserve the liens and security interests (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

     5.3. Chief Executive Offices. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower at the Closing Date is located at the address specified on Schedule 5.3 attached hereto, and
(ii) Schedule 5.3 attached hereto contains a true and complete list of (a) the name and address of Borrower and of each other Person which has effected any merger or consolidation with Borrower or at any time since January 1, 1990, and (b) each location of the chief executive office of Borrower at any time since January 1, 1990. Borrower shall not change the location of its chief executive office except upon giving not less than thirty (30) days prior written notice to the Agent and taking or causing to be taken all such action at Borrower's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the security interest of the Agent in Collateral.

     5.4. Collateral Release. Provided that there shall not have occurred a Default or Event of Default which shall be continuing, at the request and expense of the Borrower and with reasonable promptness following the date on which the Term Loan Outstandings are less than $25,000,000, the Agent shall release the Collateral under the Pledge Agreement from the Lien of the Security Instruments, shall return to the Borrower certificates evidencing Pledged Stock then in its possession, and shall cause any filings or recordings giving record notice of such Liens to be terminated or appropriately amended.

                                  ARTICLE VI

                        Yield Protection and Illegality

     6.1. Additional Costs. (a) The Borrower shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it or its parent corporation, without duplication, for any costs incurred by such Lender or its parent corporation which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by the Issuing Bank of or any other Lender's Participation in any Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or its parent corporation (other than any such reserve, deposit or requirement reflected in the Prime Rate, Federal Funds Effective Rate or the Eurodollar Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.1 hereof); or (ii) has or would have the effect of reducing the rate of return on capital of any such Lender or its parent corporation to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy); or (iii) imposes any other condition adversely affecting the Agent or the Lenders or their parent corporations under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 6.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Subject to the last sentence of Section 6.1(c) below, failure to provide such notice shall not in any way diminish the Borrower's obligation to compensate the Lenders or, without duplication, their parent corporations for such Additional Costs.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 6.1, in the event that, by reason of any Regulatory Change, any Lender or its parent corporation either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender or its parent corporation which includes deposits by reference to which the interest rate on

Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender or its parent corporation which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans convert such Eurodollar Rate Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Revolving Credit Commitments.

          (c) Determinations by any Lender or its parent corporation for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans, or by NationsBank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent following the incurrence of any Additional Costs for which compensation is sought an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's or its parent corporation's determination of any such Additional Costs. No Lender or any parent corporation shall be entitled to receive reimbursement for costs incurred more than one hundred eighty (180) days prior to such delivery.

     6.2. Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

          (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

          (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.1 hereof upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan for such Interest Period;

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Loans into Eurodollar Rate Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans into another Eurodollar Rate Loan if such Eurodollar Rate Loan is not subject to the same or similar condition, or Base Rate Loans, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this Section 6.2 promptly following the determination by the Agent that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof and shall also promptly notify the Authorized Representative when such suspension has terminated.

     6.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans, or convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans, and such Lender's outstanding Eurodollar Rate Loans shall be converted into Base Rate Loans in accordance with Sections 2.11 and 3.8 hereof.

     6.4. Compensation. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it (including without limitation any interest paid or other expense incurred by such Lender on funds borrowed or otherwise obtained by it to make or carry its Eurodollar Rate Loans and any loss sustained or expense incurred by such Lender in connection with the liquidation or reemployment of deposits or other funds acquired by it to make or carry its Eurodollar Rate Loans) as a result of:

          (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan, including without limitation any conversion required pursuant to Section 6.3 hereof; or

          (b) any failure by the Borrower to borrow or convert to a Eurodollar Rate Loan on the date for such borrowing specified in the relevant Borrowing Notice or Interest Rate Selection Notice under Articles II or III hereof;

provided, such loss shall in no event include the failure to earn the Applicable Interest Addition. A determination of a Lender as to the amounts payable pursuant to this Section 6.4 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 6.4 shall promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

     6.5. Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Rate Loan pursuant to this Article VI (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan. Notwithstanding the provisions of Sections 2.4 and 3.2(b) hereof, interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

     6.6. Taxes. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than U.S. withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document),
(iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (iv) any taxes arising after the Closing Date solely as a result of or attributable to Lender changing its designated lending office, or designating an additional lending office, after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

If any such Taxes shall be or become applicable after the date of this Agreement to such payments by the Borrower to a Lender, such Lender shall use reasonable efforts to make, fund, or maintain the Loan or Loans, as the case may be, through another lending office located in another jurisdiction so as to reduce, to the fullest extent possible, Borrower's liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office does not, in the reasonable judgment of the Lender, materially affect the Lender or such Loan. If Borrower is required to make any additional payment to a Lender pursuant to this Section 6.6, and any such Lender receives, or is entitled to receive, a credit against, remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the Taxes giving rise to such payment, such Lender shall, within a reasonable time after it receives such credit, relief, remission or repayment, reimburse Borrower the amount of any such credit, relief, remission or repayment.

     (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is
(i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt. Any Lender that fails to provide such certificates or forms that it is required to provide under this Section 6.6(b) shall not be entitled to the benefits of this Section 6.6 and, to the extent required by law, Borrower shall be entitled to deduct from, and pay to the applicable taxing authority, taxes from the payments made by Borrower to such Lender. Lenders shall, from time to time, complete, execute and deliver such updates or extensions or renewals or replacements of those forms, certificates and documents as may be necessary to continue or maintain any such exemption.

     (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

                                  ARTICLE VII

           Conditions to Making Loans and Issuing Letters of Credit

     7.1. Conditions of Initial Advance. The obligation of the Lenders to make the Term Loan and the initial Advance under the Revolving Credit Facility, and to issue any Letter of Credit, is subject to the conditions precedent that:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes and the Security Instruments, together with all schedules and exhibits thereto;

              (ii)  executed  originals,  or   copies  of  executed  originals
          certified by the secretary or assistant secretary of the Borrower, of the Acquisition Agreement and all other material Merlin Transaction Documents (including documents terminating the Merlin Shareholders' Agreement), which shall evidence the consummation of the Merlin Transaction as of the Closing Date on the terms provided in the Acquisition Agreement (without further amendment);

             (iii) the favorable written opinion or opinions with respect to the Loan Documents, the Merlin Transaction Documents and the respective transactions contemplated thereby of counsel and special counsel to the Borrower
     dated  the  Closing  Date,  addressed  to  the  Agent  and   the  Lenders
     and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit J attached hereto;

              (iv) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary as of the Closing Date, appointing the initial Authorized Representative and approving and adopting the Loan Documents, and authorizing the execution and delivery thereof;

               (v) specimen signatures of officers of the Borrower executing the Loan Documents on behalf of the Borrower, certified by the secretary or assistant secretary of the Borrower;

              (vi) the charter documents of the Borrower certified as of a recent date by the Secretary of State of its state of organization;

             (vii) the bylaws of the Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary;

            (viii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of the Borrower as to the due existence and good standing of the Borrower;

              (ix) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (x)  notice   of   appointment   of   the  initial   Authorized
          Representative;

              (xi)  evidence of all insurance required by the Loan Documents;

             (xii) a certificate of Borrower's Vice President of Operations, Chief Financial Officer or Assistant Treasurer dated the Closing
          Date certifying that as of the Closing Date and immediately after giving effect to the Merlin Transaction, the Term Loan and other Advances made and Letters of Credit issued as of the Closing Date

(A) there does not exist any Default or Event of Default and (B) the Borrower is Solvent;

            (xiii) bearer share warrants or certificates (together with duly executed stock powers in blank affixed thereto) evidencing all of the Pledged Stock and such executed Uniform Commercial Code financing statements relating to Collateral in such form and number as the Agent may request;

             (xiv) an initial Borrowing Notice and, if elected by the Borrower, Interest Rate Selection Notice;

              (xv) evidence that the Prior Facility, other than with respect to the Existing LC and any documentary letters of credit permitted under Section 10.7(k) hereof, has been fully and finally paid and satisfied in full and all promissory notes, credit agreements, reimbursement agreements and other documents executed in connection therewith, and any Liens granted to secure payment and performance thereof, have been cancelled or terminated, as appropriate;

             (xvi) evidence that all fees payable by the Borrower on the Closing Date to the Agent, NCMI and the Lenders have been paid in full;

            (xvii) UCC search results showing only those Liens as are permitted hereunder or are otherwise acceptable to the Lenders; and

           (xviii) executed waiver letter from the Bank of Scotland waiving any and all provisions of the Bank of Scotland Debt Documents which would be violated as a result of the consummation of the transactions contemplated by the Loan Documents;

             (xix) executed Declaration of Satisfaction releasing all liens granted by Merlin or any of its subsidiaries to Barclays Bank plc;

              (xx)  Pro Forma Historical Statements;

             (xxi)  Pro Forma Projections; and

            (xxii) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the Merlin Transaction and the transactions contemplated hereby;

          (b)  In the good faith judgment of the Agent and the Lenders:

               (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower delivered to the Agent on or prior to May 17, 1995 that has had or could reasonably be expected to result in a Material Adverse Effect;

              (ii) no litigation, other than as disclosed on Schedule 8.10 hereto, shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect, or which could reasonably be expected to restrain or enjoin, impose burdensome conditions on, or otherwise materially and adversely (A) affect the ability of the Borrower and its Subsidiaries to fulfill their respective obligations under the Loan Documents or the Merlin Transaction Documents, or (B) impair any interests or rights of the Agent or any Lender under the Loan Documents; and

             (iii) the Borrower, its Subsidiaries and the Seller shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby and by the Merlin Transaction Documents without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower, any Subsidiary or the Seller is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which is not material to the financial condition, business or operations of the Borrower and its Subsidiaries taken as a whole after giving effect to the Merlin Transaction.

     7.2. Conditions of Revolving Loans. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a)  the Agent shall have received a Borrowing Notice if required by
     Article III hereof;

          (b) the representations and warranties of the Borrower and the Subsidiaries set forth in Article VIII hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a)(i) hereof shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 hereof;

          (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request, and the Issuing Bank agrees that all textual terms and provisions of such Application and Agreement for Letters of Credit shall be null and void and the terms and provisions contained in this Agreement shall control;

          (d) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, (i) no Default or Event of Default specified in Article XI hereof, shall have occurred and be continuing and
     (ii) the Agent shall not have accelerated the maturity of any of the Notes; and

          (e)  immediately after giving effect to:

               (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Revolving Credit Commitment or (Y) the Total Revolving Credit Commitment; and

              (ii) a Letter of Credit, the Letters of Credit Outstandings shall not exceed the Total Letter of Credit Commitment.

          (f) at the time of each Advance or issuance of a Letter of Credit, the Borrower shall have no actual or constructive knowledge of any Lien or charge of any type on the Collateral.

                                 ARTICLE VIII

                        Representations and Warranties

     The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), after giving effect to the Merlin Transaction

(except with respect to the representations and warranties contained in Sections 8.7, 8.8, 8.9, 8.10, 8.13 and 8.19 which shall be made on the Closing Date without giving effect to the Merlin Transaction) and subject to the items disclosed in the Acquisition Agreement and the Disclosure Letter with respect to Merlin and its subsidiaries, that:

     8.1. Organization and Authority.

          (a)  The  Borrower  and  each  Subsidiary   is  a  corporation  duly
     organized and validly existing under the laws of the jurisdiction of its incorporation;

          (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Related Transaction Documents to which it is a party;

          (d) Each Guarantor will have the power and authority to execute, deliver and perform each of the Loan Documents and the other Related Transaction Documents to which it will be a party; and

          (e) When executed and delivered, each of the Related Transaction Documents to which the Borrower or any Guarantor is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

     8.2. Related  Transaction  Documents.     The  execution,  delivery   and
performance by the Borrower and each Guarantor of each of the Related Transaction Documents to which it is a party:

          (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, except to the extent such violation would not, or would not be reasonably likely to, have a Material Adverse Effect, (ii) any order of any court or other agency of government binding on the Borrower or any Subsidiary, or its properties, or (iii) the charter documents or bylaws of Borrower or any Subsidiary;

          (c) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which Borrower or any Subsidiary is a party, or by which the properties or assets of Borrower or any Subsidiary are bound, except to the extent such conflict, breach or default would not, or would not be reasonably likely to, have a Material Adverse Effect; and

          (d) do not and will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of Borrower or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

     8.3. Solvency. The Borrower is Solvent after giving effect to the trans-actions contemplated by this Agreement and the other Related Transaction Documents.

     8.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 hereto and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.23 hereof; Schedule 8.4 to this Agreement states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien.

     8.5. Ownership Interests. Borrower owns no equity interest in any Person other than the Persons listed in Schedule 8.4 attached hereto, equity investments in Persons not constituting Subsidiaries permitted under Section
10.11 hereof and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.23 hereof.

     8.6. Financial Condition.

          (a) The Borrower has heretofore furnished to each Lender (i) an audited consolidated balance sheet of the Borrower and its Subsidiaries as at February 25, 1995 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Deloitte & Touche L.L.P., and (ii) the Audited Accounts (as defined in the Acquisition Agreement) and the Management Accounts (as defined in the Third Schedule to the Acquisition Agreement). Except as set forth therein, such financial statements of the Borrower and its Subsidiaries (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in its stockholders' equity for the Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments and provided that the parties hereto agree that, although not prepared in accordance with GAAP, (y) the Audited Accounts shall be prepared in conformity with accounting principles generally accepted by the accounting and financial reporting authorities of the United Kingdom and
     (z) the Management Accounts shall be prepared in accordance with the normal practices of Merlin in preparing management accounts;

          (b) since February 25, 1995, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or in the businesses, properties and operations of the Borrower and its Subsidiaries, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, unionization of workers, flood, embargo or act of God;

          (c)  except as set forth in the financial statements  referred to in
     Section 8.6(a) or in Schedule 8.6 hereto, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied and which other liability constitutes an Event of Default hereunder;

          (d) the Pro Forma Historical Statements provided to the Agent and the Lenders accurately reflect in accordance with Generally Accepted Accounting Principles the historical pro forma financial condition and results of operations of the Borrower and its Subsidiaries for the respective periods covered thereby, after giving pro forma effect to the Merlin Transaction; and

          (e) the Pro Forma Projections provided to the Agent and the Lenders were prepared by the Borrower in good faith and is based upon assumptions which the Borrower believes to have been reasonable as of the time of preparation thereof and as of the Closing Date.

     8.7. Title to Properties. The Borrower and its Subsidiaries have good and marketable title to all their real and personal properties owned on the date hereof, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 attached hereto and incorporated herein by reference.

     8.8. Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     8.9. Other Agreements.  Neither the Borrower nor any Subsidiary is

          (a) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be likely to have a Material Adverse Effect or to materially adversely affect the ability of the Borrower or any Guarantor to observe the covenants and agreements contained herein or any other Related Transaction Document; or

          (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect or to materially adversely affect the ability of the Borrower or any Guarantor to observe the covenants and agreements contained herein or any other Related Transaction Document.

     8.10. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely (i) to have a Material Adverse Effect, except as set forth in Schedule 8.10, (ii) to restrain, enjoin, impose burdensome conditions upon or otherwise materially and adversely affect the consummation of the Merlin Transaction in accordance with the Merlin Transaction Documents, or (iii) to materially adversely affect the ability of the Borrower or any Guarantor to observe the covenants and agreements contained herein or any other Related Transaction Document.

     8.11.   Margin Stock.  The proceeds  of the  borrowings made pursuant  to
Article II, Article III and Article IV hereof will be used by the Borrower only for the purposes set forth in Sections 2.9 and 3.11 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     8.12. Investment Company. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the Guarantors of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     8.13. Patents, Etc. The Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

     8.14. No Untrue Statement. Except with respect to statements, representations and warranties by Persons other than the Borrower in connection with the Merlin Transaction Documents, neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Subsidiary in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of a fact which is reasonably likely to result in a Material Adverse Effect (a "Material Fact") or omits to state a Material Fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading.

     8.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Related Transaction Documents and the transactions contemplated hereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement, the other Loan Documents or the other Related Transaction Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect or to materially impair or impose burdensome conditions on the performance of any of the Related Transaction Documents, or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be.

     8.16.  Employee Benefit Plans.

          (a) Except as set forth on Schedule 8.16 hereto, as of the date hereof, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans (other than any foreign employee benefit plans) or any Multiemployer Plans;

          (b) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except where failure to comply would not result in a Material Adverse Effect and except for any required amendments for which the remedial amendment period as defined in
     Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and each trust related to such plan has been determined to be exempt under
     Section 501(a) of the Code.   No material liability has been  incurred
     by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (c) No Employee Benefit Plan has incurred an accumulated funding deficiency (as defined in Section 412 of the Code without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Employee Benefit Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
     Section 412 of the Code, Section 302 of ERISA or the terms of any Employee Benefit Plan on or prior to the due dates of such contributions under Section 412 of the Code, Section 302 of ERISA or the terms of any Employee Benefit Plan, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Employee Benefit Plan;

          (d) Neither the Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which any penalty or tax could be imposed under Section 502 of ERISA or Section 4975 of the Code, respectively, in excess of $2,500,000, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid or (iii) failed to make a required contribution or payment to a Multiemployer Plan;

          (e) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or, to the best knowledge of the Borrower, any Multiemployer Plan;

          (f) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower, is threatened concerning or involving any Employee Benefit Plan.

     8.17.   No Default.   As  of the date  hereof, there  does not  exist any
Default or Event of Default hereunder.

     8.18. Hazardous Materials. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all respects except where the failure to do so is not reasonably likely to result in a Material Adverse Effect and the Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material except to the extent such action, suit or proceeding or the loss of such license, permit or approval would not reasonably be likely to result in a Material Adverse Effect.

     8.19. Employment Matters. (a) Except as disclosed on Schedule 8.19 hereto, as of the date hereof, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which would not in the aggregate have a Material Adverse Effect.

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any material litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters, which is reasonably likely to have a Material Adverse Effect.

     8.20. Representations and Warranties from the Merlin Transaction Documents. As of the Closing Date, each of the representations and warranties made by Borrower or any Subsidiary (other than Merlin) in the Merlin Transaction Documents are true and correct in all material respects. Borrower is not aware of any facts or circumstances indicating that the representations and warranties of Seller contained in the Merlin Transaction Documents are not true and correct in all material respects as of the date hereof.

     8.21. Seller Rights. Upon consummation of the Merlin Transaction, except for preemptive rights in favor of the Borrower and for rights of Donald Bodow described in the Disclosure Schedule to the Acquisition Agreement with respect to Paragraph 2(B)(4) thereof, no Seller will have any preemptive or other rights with respect to the share capital of Merlin or any subsidiary of Merlin and there will not be any outstanding warrants, options or other rights to acquire any shares of stock of Merlin or any of its subsidiaries.

     8.22.   Merlin License  Agreements.   None of  the license  agreements or
other licensing arrangements referenced in the

Disclosure Letter as terminable upon a change in control of Merlin are, individually or in the aggregate, material to the business or operations of Merlin or any of its subsidiaries.

     8.23. Merlin Information. The share register of Merlin is true and correct. All appropriate documents relating to Merlin have been filed with the Companies House, London. The Borrower has not filed nor, to its knowledge, has any other person filed any winding up petitions or petitions for administration orders, nor, to its knowledge, has any receiver or administrative receiver been appointed with respect to Merlin.

     8.24. Place of Business. As of the date hereof, the Borrower has no office, mailing address or other place of business in the United Kingdom.

     8.25.   No Change  in Consolidated Net  Worth.   The consummation  of the
Merlin Transaction will not result in a change in Consolidated Net Worth.

                                  ARTICLE IX

                             Affirmative Covenants

     Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

     9.1. Financial Reports, Etc. (a) As soon as practical and in any event within 95 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries, and the notes thereto, consolidating balance sheets of the Borrower and its Principal Subsidiaries, and the notes thereto, the related consolidated and consolidating statements of operations, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth in the case of the statements comparative financial statements for the preceding Fiscal Year (except with respect  to  the  Fiscal  Year  ended  February 25,  1995),  all  prepared  in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and showing the results of operations of each product segment and containing, with respect to the consolidated financial reports, opinions of Deloitte & Touche, L.L.P., or other such independent certified public accountants selected by the Borrower and approved by the Agent which approval shall not be unreasonably withheld or delayed and shall be deemed given as to any "big six" accounting firm, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 10.1, 10.2, 10.3 and 10.4 hereof, which certificate shall be in the form attached as Exhibit K hereto;

          (b) as soon as practical and in any event within 45 days after the end of fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated balance sheets of the Borrower and its Subsidiaries and consolidating balance sheets of the Borrower and its Principal Subsidiaries, each as of the end of such fiscal quarter, and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the Fiscal Year through the end of such reporting period, and showing the results of operations of each product segment and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) hereof with respect to interim financials, (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii) hereof and (iii) a schedule of licenses, other than the Principal Licenses, which have generated more than $10,000,000 in sales during the immediately preceding Four Quarter Period and listing parties thereto and applicable expiration or termination dates, such schedule being delivered for informational purposes only and creating no obligation on the Borrower or its Subsidiaries to maintain or preserve the licenses so listed;

          (c) not later than the last Business Day of the first Fiscal Quarter of each Fiscal Year, deliver to the Agent and each Lender projected balance sheets, projected statements of operations and projected statements of cash flows, for the Borrower and its Subsidiaries for such Fiscal Year in form and content consistent with Borrower's official plan as presented to its Board of Directors;

          (d) together with each delivery of the financial statements required by Section 9.1(a)(i) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 9.1(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i) hereof, they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

          (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

          (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

     9.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition and make all needed repairs, replacements and renewals as are reasonably necessary to conduct its business in accordance with customary business practices.

     9.3. Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights (other than licenses) and franchises, trade names, trademarks and permits and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

     9.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established.

     9.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption. Each of the policies of insurance described in this Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

     9.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     9.7. Payment of Other Indebtedness. Pay when due (or within applicable grace periods) all Indebtedness (for which the failure to pay would constitute an Event of Default under Section 11.1(f)) due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with reserves in form and amount reasonably acceptable to the Agent therefor being set aside on the books of the Borrower or the applicable Subsidiary.

     9.8. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times during regular business hours, at reasonable intervals and with reasonable prior notice; provided, however, that prior to the occurrence and continuation of an Event of Default, the costs associated with all such visits and inspections by a Lender shall be borne by such Lender and the costs associated with such visits and inspections by the Agent, in excess of one visit and inspection each calendar year (the reasonable costs with respect to which shall be borne by the Borrower) shall be borne by the Agent. After the occurrence and during the continuation of an Event of Default, all costs associated with such visits and inspections shall be borne by the Borrower.

     9.9. Observe all Laws. Conform to and duly observe in all respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

     9.10. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

     9.11.    Covenants Extending to Other   Persons.    Cause  each   of  its
Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Article IX.

     9.12. Officer's Knowledge of Default. Upon any senior executive officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

     9.13. Suits or Other Proceedings. Upon any senior executive officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $2,500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     9.14. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     9.15. Environmental Compliance. If the Borrower or any Subsidiary shall receive letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect or unless the applicability of the Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made.

     9.16. Indemnification. The Borrower hereby agrees to defend, indemnify and hold the Agent, the Lenders, their Affiliates and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including, without limitation, assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Material by or on behalf of the Borrower or any Subsidiary on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The Borrower shall not be liable under this
Section 9.16 for any such amounts arising solely as a result of the gross negligence or willful misconduct of any indemnified party. The provisions of this Section 9.16 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

     9.17. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     9.18. Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days thereof, give notice of and/or deliver to Agent copies of (a) the establishment of any new Employee Benefit Plan, (b) any material increase in the benefits of any existing Employee Benefit Plan,
(c) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (d) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date.

     9.19. Termination Events. Promptly and in any event within fifteen (15) days of becoming aware of the occurrence of or forthcoming occurrence of any
(a) Termination Event or (b) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto.

     9.20. ERISA Notices. With reasonable promptness but in any event within fifteen (15) days of receipt, filing or occurrence, respectively, deliver to the Agent (a) copies of any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (c) notice that the present value of all benefit liabilities under all Pension Plans exceeds the current value of the assets of all Pension Plans allocable to such benefit liabilities by more than $2,500,000.

     9.21. Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted and those reasonably ancillary thereto (including collectibles, confectionery, publishing and entertainment products), and (ii) preserve, protect and maintain free from Liens, other than Permitted Liens, its principal licenses listed on Schedule 9.21 hereto (the "Principal Licenses") and its material patents, copyrights, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations except where the failure to so preserve, protect and maintain would not reasonably be likely to result in a Material Adverse Effect. For the purposes of this Section 9.21 and with respect to the Principal Licenses of the Borrower only, the term "Material Adverse Effect" shall mean only the loss of the beneficial ownership or use of more than two such Principal Licenses without replacement of the ability to produce, market and sell trading cards of substantially equivalent quality and quantity as that existing generally prior to such loss.

     9.22.   Use of Proceeds.   Use the proceeds of the  Loans solely  for the
purposes specified in Sections 2.9 and 3.11 hereof.

     9.23. New Subsidiaries. Simultaneously with the acquisition or creation of any Material Subsidiary (except for any Subsidiary of Merlin existing as of the Closing Date or any Foreign Subsidiary), cause to be delivered to the Agent for the benefit of the Lenders each of the following:

          (i) a Subsidiary Guaranty substantially in the form attached hereto as Exhibit I;

         (ii) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Subsidiary Guaranty provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)(iii)) hereof), to the effect that:

               (A) such Subsidiary is validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in the jurisdictions set forth in such opinion; and

               (B) the execution, delivery and performance of the Subsidiary Guaranty described in clause (i) of this Section 9.23 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), such agreement has been duly executed and delivered, constitutes the valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity) and to the actual knowledge of such counsel does not and will not violate any laws, rules or regulations applicable to the Subsidiary or violate or constitute a breach of any contract, agreement, indenture, lease, instrument or other document, judgment, writ, determination, order or decree to which the Subsidiary is a party or by which the Subsidiary or any of its properties are bound and which is set forth on a schedule to such opinion; and

        (iii) an opinion of general counsel of the Borrower or of special counsel to the Borrower dated as of the date of delivery of the Subsidiary Guaranty provided in clause (i) above and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, to the effect that such Subsidiary is duly organized in the jurisdiction of its organization; and

         (iv) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this Section 9.23 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the Subsidiary Guaranty.

     9.24. Rate Hedging Obligations. Enter into Hedging Agreements in an aggregate notional amount reasonably agreed to by the Borrower and the Agent provided that such Hedging Agreements are available on terms and conditions reasonably acceptable to the Borrower.

                                   ARTICLE X

                              Negative Covenants

     Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     10.1.   Consolidated Leverage  Ratio.   Permit the  Consolidated Leverage
Ratio as of the end of any Four Quarter Period (or shorter period as described in the definition thereof) to be greater than 2.00 to 1.00.

     10.2. Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio as of the end of any Four Quarter Period to be less than 1.35 to 1.00.

     10.3. Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $75,773,000 at May 29, 1995 and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this
Section 10.3 as at  the end of the immediately preceding  fiscal quarter, plus
(B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income" and, notwithstanding such definition, subtracting all extraordinary losses in calculating Consolidated Net Income, but without duplication of such extraordinary losses as are net against extraordinary gains in such calculation), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments; provided, however, calculation of Consolidated Net Worth for purposes of this Section 10.3 shall exclude the effect of Permitted Stock Repurchases.

     10.4. Cash Balances. At all times after the Borrower's repurchase of any shares of its common capital stock, except as provided below, permit the aggregate amount of cash and cash equivalents of the Borrower and its Subsidiaries on a consolidated basis, as evidenced in the balance sheets delivered pursuant to Section 9.1 hereof, to be less than an amount equal to the amount of any Revolving Loan Outstandings at such time plus $5,000,000; provided, however, this Section 10.4 shall not be applicable in the event either (i) the outstanding principal balance of the Term Loan is less than $25,000,000 or (ii) this Section 10.4 has been complied with continuously without default for not less than one year after the date on which the Borrower has repurchased shares of its common capital stock since the Closing Date in an aggregate amount of consideration in excess of $1,000,000.

     10.5. Guaranties. Other than the Guaranties existing as of the Closing Date and listed on Schedule 8.6 hereto, incur, create or permit to exist any Guaranties other than Guarantees in respect of Indebtedness permitted hereunder.

     10.6. Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than the following (all of which shall be collectively referred to as "Permitted Liens"):

          (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 8.7 attached hereto;

          (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (e)  purchase  money Liens  to secure  Indebtedness permitted  under
     Section 10.7 (f) hereof and incurred to purchase tangible assets or equity interests, provided no property other than the assets or equity interests so purchased secures such Indebtedness;

          (f)  Liens  on  assets acquired  in  an Acquisition  permitted under
     Section 10.9 so long as such Liens (i) are not incurred in contemplation of such Acquisition and (ii) do not extend to any assets other than the assets being acquired in such Acquisition; and

          (g) Liens on property of the Borrower shipped under or in connection with the documentary letters of credit permitted under Section 10.7(k) hereof (if such Liens are in favor of the issuer of such documentary letters of credit) and all property of the Borrower in the actual or constructive possession of the issuing bank with respect such documentary letters of credit, other than property held in a fiduciary capacity by such issuing bank.

     10.7.   Indebtedness.   Incur,  create,  assume or  permit  to exist  any
Indebtedness of the Borrower or any Subsidiary, howsoever evidenced, except:

          (a)  Indebtedness existing as of the date hereof and as set forth in
     Schedule 8.6 attached hereto and all Indebtedness from time to time incurred in accordance with the terms of credit facilities described in
     Schedule 8.6 and any extension, renewal or refinancing thereof that does not increase the principal amount thereof or increase, above a rate deemed commercially reasonable by the Borrower, the interest rate payable thereon from that existing immediately prior to such extension, renewal or refinancing;

          (b) Indebtedness currently owing to or able to be incurred under the credit facility with the Bank of Scotland and any replacement or refinancing thereof, whether or not replaced or refinanced with the Bank of Scotland or another bank or financial institution, provided the aggregate outstanding principal amount of such Indebtedness and any replacement or refinancing thereof may not exceed 1,500,000 at any time;

          (c) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

          (d) Indebtedness arising from Rate Hedging Obligations permitted under Section 10.15 hereof;

          (e) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (f) purchase money Indebtedness not to exceed an aggregate outstanding amount at any time of $5,000,000;

          (g) other Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (f) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (g) shall in no event exceed $2,000,000 at any time;

          (h) Indebtedness of a Subsidiary represented by an Investment of the Borrower in such Subsidiary permitted under Section 10.9 hereof;

          (i) Indebtedness of Persons acquired in an Acquisition permitted under Section 10.9 hereof so long as (i) such Indebtedness is not incurred in contemplation of such Acquisition, (ii) neither the Borrower nor any other Subsidiary (other than a Subsidiary of the Person being acquired) is liable for such Indebtedness and (iii) the aggregate principal amount of all such Indebtedness does not exceed $10,000,000;

          (j)  Obligations under the Existing LC; and

          (k) Obligations under any documentary letters of credit in an aggregate stated amount not to exceed $3,000,000 at any time.

     10.8. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of equipment which, in the aggregate during any fiscal year, have a fair market value or book value, whichever is less, of $1,000,000 or less and is not replaced by equipment having at least equivalent value, and (c) dispositions of property at fair market value that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business.

     10.9. Investments; Acquisitions. Make any Acquisition or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower or any Subsidiary may maintain investments or invest in:

          (a)  Eligible Securities;

          (b)  investments existing  as of the date hereof and as set forth in
     Schedule 8.4 attached hereto;

          (c) loans and advances to and investments in Subsidiaries which are Guarantors;

          (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (e) loans and advance to Subsidiaries who are not Guarantors provided (i) the aggregate outstanding principal amount of such loans and advances shall not at any time exceed $5,000,000 and (ii) all evidence of such Indebtedness, including any promissory notes, shall be pledged to the Agent for the benefit of the Lenders; and

          (f) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

Notwithstanding and in addition to the foregoing, the Borrower and its Subsidiaries may make Acquisitions so long as: (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the same general line or lines of business as then conducted by the Borrower and its Subsidiaries, (iii) pro forma historical financial statements as of the end of the most recently completed Fiscal Year giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with Sections 10.1, 10.2, and 10.3 hereof after giving effect to such Acquisition, (iv) the aggregate Cost of Acquisition with respect to all Acquisitions (excluding the Merlin

Acquisition) entered into during the term of this Agreement shall not exceed $10,000,000, provided, however, that if the Borrower is in compliance with all Elevated Financial Covenant Levels (and will continue to be in compliance after giving effect to all Acquisitions), such aggregate Cost of Acquisition may exceed $10,000,000 but shall in no event exceed $25,000,000, and (v) in the event the Person so acquired is not a Subsidiary, the Borrower's strategic plan includes additional investment in such Person sufficient for it to become a Subsidiary.

     10.10. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly owned Subsidiary of the Borrower, and any Person may merge with the Borrower or any wholly owned Subsidiary if the Borrower or such Subsidiary shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder.

     10.11. Transactions with Affiliates. Other than transactions permitted under Sections 10.9 and 10.10 hereof and transactions among the Borrower and wholly owned Subsidiaries or among wholly owned Subsidiaries, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) upon terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     10.12. Compliance with ERISA. With respect to any Employee Benefit Plan or Multiemployer Plan:

          (a) permit the occurrence of any Termination Event which would result in a liability to the Borrower or any ERISA Affiliate in excess of $2,500,000; or

          (b) permit any accumulated funding deficiency in excess of $2,500,000 (as defined in Section 302 of ERISA and Section 412 of the
     Code) with respect to any existing or hereafter established Employee Benefit Plan, whether or not waived; or

          (c) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $2,500,000; or

          (d) engage in, or permit any ERISA Affiliate to engage in, any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $2,500,000 may be imposed; or

          (e) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, would result in a Material Adverse Effect; or

          (f) fail, or permit any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof, except where failure to comply would not result in a Material Adverse Effect.

     10.13.  Fiscal Year.  Change its Fiscal Year.

     10.14. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into a Borrower permitted pursuant to Section 10.10.

     10.15. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to
Rate Hedging Obligations, except pursuant to Hedging Agreements in an aggregate notional amount not to exceed (a) the Total Loan Commitment with respect to interest rate protection Rate Hedging Obligations and (b)
$50,000,000 with respect to foreign exchange Rate Hedging Obligations, provided however, that no Rate Hedging Obligations shall be incurred for speculative purposes.

     10.16. Restricted Payments. Make any Restricted Payments or apply or set apart any of their assets therefor or agree to do any of the foregoing, other than each of the following, providing that at the time thereof and immediately after giving thereto no Default or Event of Default shall exist or occur and be continuing: (i) the negotiated or open market repurchase by the Borrower of shares of its common capital stock for an aggregate purchase price not to exceed $8,500,000 ("Permitted Stock Repurchases"), provided that cash balances (other than those derived from proceeds of Loans) are available to fund such purchases, and (ii) additional negotiated or open market repurchase by the Borrower of its common capital stock for an aggregate purchase price in any Fiscal Year not to exceed the positive difference, if any, resulting from subtracting from Excess Cash Flow in the immediately preceding Fiscal Year the amount thereof required to be applied to prepayment of the Term Loan pursuant to Section 2.7(d) ("Remaining Excess Cash Flow"); amounts of Remaining Excess Cash Flow not so expended for such additional stock repurchases in any Fiscal Year (the "Carryover Fiscal Year") may only be so expended in the immediately subsequent Fiscal Year (the "Subsequent Carryover Fiscal Year") to the extent that (y) at the time of such subsequent expenditure, the Borrower has cash and cash equivalents, as evidenced on the balance sheet delivered pursuant to Section 9.1(a) hereof for the Carryover Fiscal Year, in an amount equal to the Excess Cash Flow for the Carryover Fiscal Year, net of Revolving Loan Outstandings as shown on such balance sheet, plus the amount of Remaining Excess Cash Flow to be so expended for such additional stock repurchases in the Subsequent Carryover Fiscal Year and (z) no violation of Section 10.4 hereof will occur as a result of expending such Remaining Excess Cash Flow.

     10.17. Reimbursement of Expenses. Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Subsidiary for any material expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Subsidiary.

     10.18. Change in Accountants. Change its independent public accountants from a "big six" accounting firm.

     10.19. Limitations on Sales and Leasebacks. Other than with respect to the sale and leaseback of the Borrower's Pennsylvania manufacturing facility, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary unless (a) such arrangement is with respect to property on which a Lien is attached as permitted under Section 10.6(e) prior to such arrangement and such Lien was not attached in a related transaction or series of related transactions or in anticipation of such arrangement or (b) such arrangement, when combined with all other such arrangements consummated during any Fiscal Year, does not result in aggregate proceeds during any Fiscal Year in excess of $1,000,000.

     10.20. Negative Pledge Clauses. Enter into any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien, and provided further that the Borrower and any Subsidiary may enter into any refinancing or replacement permitted hereunder of certain existing
Indebtedness with the Bank of Ulster Limited and the Bank of Scotland containing such prohibition or limitation on Liens, provided such prohibition or limitation affects only the property, assets or revenue of Topps Ireland Limited or Merlin, respectively.

     10.21. Change in Control. Cause, suffer or permit (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act), to own or control, directly or indirectly, more than 50% of the outstanding securities of the Borrower having voting rights in the election of directors, in each case to be determined on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests or (ii) (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act) to become the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the total voting power of the voting common stock of the Borrower and (B) individuals who at the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) to cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors then in office.

     10.22. Merlin Transaction Documents. Permit or suffer to exist any amendment, modification or supplement to the Merlin Transaction Documents without the prior written consent of the Agent or waive any cause of action or claim arising therefrom or relating thereto, in each case, in any respect that could reasonably be expected to result in a Material Adverse Effect or to adversely affect the Borrower's ability to repay the Obligations as scheduled for payment.

                                  ARTICLE XI

                      Events of Default and Acceleration

     11.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

          (a)  if default shall be made  in the due and       punctual payment
     of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to any of the Lenders or the Agent under the Loan Documents within three (3) Business Days of the date on which the same shall be due and payable; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Sections 9.8, 9.12, 9.13, 9.23 or Article X hereof; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement, the Notes or the other Loan Documents (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent at the request of the Required Lenders or a senior executive officer of the Borrower becomes aware of such default;

          (e) if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

          (f) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of the Borrower or any Subsidiary in an amount not less than $2,500,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, and if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

          (g) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

          (h) if the Borrower, any Guarantor or any Principal Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States, any state or the United Kingdom; or

          (i) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower, any Guarantor or any Principal Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty
     (60)  days,  or  approve  a  petition  filed  against  the Borrower,  any
     Guarantor  or   any  Principal   Subsidiary  seeking  reorganization   or
     arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America, any state or the United Kingdom, which petition is not dismissed within sixty
     (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Guarantor or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or
     any  Guarantor   any  proceeding  or  petition   seeking  reorganization,
     arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America, any state or the United Kingdom which proceeding or petition remains undismissed for a period of sixty
     (60) days; or if the Borrower or any Guarantor takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (j) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $2,500,000 is rendered against the Borrower, any Guarantor or any Principal Subsidiary, or (ii) there is any attachment, injunction or execution against any of the properties of the Borrower, any Guarantor or any Principal Subsidiary for any amount in excess of $2,500,000; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

          (k) if the Borrower shall breach any of the material terms or conditions of any Hedging Agreement with any of the Lenders and such breach shall continue beyond any grace period, if any, relating thereto pursuant to its terms; or

          (l) if the Borrower shall fail on or prior to 90 days after the date hereof to (i) cause the release of all liens and security interests of the Bank of Scotland on any assets of Merlin, including the cancellation of any debenture or other security instrument constituting part of or relating to the Bank of Scotland Debt Documents, and (ii) terminate or cause the termination of all guarantees by subsidiaries of Merlin in favor of the Bank of Scotland;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

               (A)  either  or  both of  the following  actions may  be taken:
          (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to issue or participate in Letters of Credit or to make further Revolving Loans terminated, whereupon the obligation of each Lender to make further Revolving Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (h) or (i) above with respect to the Borrower, then the obligation of the Lenders to make Revolving Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

               (B) The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the Cash Collateral Agreement; and

               (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     11.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     11.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     11.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     11.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

          (a) amounts due to the Lenders pursuant to Sections 3.9, 4.3, 4.4 and 13.6 hereof;

          (b)  amounts due to the Agent pursuant to Section 12.10 hereof;

          (c) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (d) payments of principal of Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

          (e) payments of all amounts required to fund the cash collateral account under the Cash Collateral Agreement pursuant to Section 11.1(B) hereof;

          (f) amounts due to the Lenders pursuant to Sections 9.16 and 13.10 hereof;

          (g) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders;

          (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Hedging Agreement with any of the Lenders; and

          (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                  ARTICLE XII

                                   The Agent

     12.1. Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     12.2. Attorneys-in-fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     12.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or representative thereof contained in this Agreement or in any of the other Related Transaction Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Related Transaction Documents, or for any failure of the Borrower or any Guarantor to perform its obligations thereunder or under any other Loan Documents, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Related Transaction Documents on the part of the Borrower or to inspect the properties, books or records of the Borrower or its Subsidiaries.

     12.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     12.5. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the possession of the Agent or any of its affiliates.

     12.6. Indemnification. Each of the Lenders agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Related Transaction Documents or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

     12.7. Lender. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it were not the Agent hereunder (it being understood that such loans shall not constitute Obligations hereunder). With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     12.8. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 12.8 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     12.9. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article VI) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article VI), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 12.9 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment and Term Loan Commitment of each Lender and to the Total Revolving Credit Commitments and Total Term Loan Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 12.9 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     12.10.    Fees.   The  Borrower  agrees  to pay  to  the  Agent,  for its
individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.

     12.11.   Notice  to Lenders.   The Agent  shall promptly forward  to each
Lender all notices and copies of all documents received by the Agent from the Borrower hereunder in its capacity as Agent.

                                 ARTICLE XIII

                                 Miscellaneous

     13.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and, provided no Event of Default has occurred and is continuing, the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under both the Term Loan Facility, Revolving Credit Facility and Letter of Credit Facility
of this Agreement, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby consents to execute a replacement Note to give effect to the assignment, (iii) the minimum Revolving Credit Commitment, Term Loan Commitment and Letter of Credit Commitment which shall be assigned is $5,000,000 or, if less, its total Revolving Credit Commitment, Term Loan Commitment, and Letter of Credit Commitment, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $2,500 which fee shall not be reimbursed by the Borrower.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 8.6(f) or Section 9.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan
Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

          (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

          (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice or consent, any Note to any Federal Reserve Bank in accordance with applicable law.

          (f) Each Lender may sell participations at its expense to one or more banks or other financial institutions as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 or, if less, its total Revolving Credit Commitment, Term Loan Commitment, and Letter of Credit Commitment and shall include an allocable portion of such Lender's Participation, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and the Lender shall retain all rights to consent to amendments and waivers of the Loan Documents; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment, Term Loan Commitment or Letter of Credit Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

          (g) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     13.2. ERISA Matters. Each Lender which is not a bank as to itself only hereby represents and warrants to Borrower and to each

Lender that, with respect to each source of funds to be used by it in making the Loans to the Borrower hereunder (the "Source"), one of the following is true and correct:

          (a) The Source does not constitute "plan assets" as defined in Department of Labor Regulation 2510.3-101 of any "employee benefit plan" within the meaning of Section 3(3) of ERISA or any "plan" within the meaning of Section 4975(e)(1) of the Code (each a "Plan"); or

          (b) The Source constitutes "plan assets" as defined in Department of Labor Regulation 2510.3-101 of a Plan as to which a statutory, regulatory, administrative or other exemption from the prohibited transaction rules set forth in Section 406 of ERISA and Section 4975 of the Code applies.

     13.3. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing (or, in the case of notice by telecopy, telegram or telex (where the receipt of such message is verified by return) expressly provided for hereunder, when received at such telecopy or telex number as may from time to time be specified in written notice to the other parties hereto or otherwise received), or if sent prepaid by certified or registered mail return receipt requested on the fifth Business Day after the day on which mailed, addressed to such party at said address:

          (a)  if to the Borrower:

               The Topps Company, Inc.
               1 Whitehall Street
               New York, New York  10004-2109
               Attn:  Chief Financial Officer
                      Vice President-Operations
                      General Counsel
               Telephone:     (212) 376-0300
               Telefacsimile: (212) 376-0573 and (212) 376-0626

               with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attn:  William E. Hiller, Esq.
               Telephone:     (212) 821-8000
               Telefacsimile: (212) 821-8111

          (b)  if to the Agent:

               NationsBank, National Association (Carolinas)
               Independence Center, 15th Floor
               NC1-001-15-04
               Charlotte, North Carolina  28255
               Attention:  Ms. Angela Berry
               Telephone:     (704) 386-8958
               Telefacsimile: (704) 386-9923

               with a copy to:

               NationsBank, National Association (Carolinas)
               767 Fifth Avenue, Fifth Floor
               New York, New York 10153-0083
               Attention: Christopher C. Browder
               Telephone:     (212) 407-5322
               Telefacsimile: (212) 751-6909

          (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     13.4. Setoff. The Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, and the Borrower hereby authorizes the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee. No lien or right of setoff shall exist with respect to any funds in escrow or trust accounts, and the Agent and each Lender shall give the Borrower written notice within two (2) Business Days after exercising any right of setoff hereunder.

     13.5. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the

Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     13.6. Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents.

     13.7. Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

               (i) which directly or indirectly changes, extends or waives any provision of Sections 2.7 or 12.9 or this Section 13.7, or the amount of or the due date of any scheduled installment of or the maturity date of or the rate of interest or the fee payable on any Obligation, or changes the definition of Required Lenders, or which permits an assignment by Borrower of its Obligations hereunder or which releases any Guarantor or permits the assignment by any Guarantor of its obligations under any Guaranty (other than in connection with any transaction that is permitted under Section 10.10 hereof), or which releases any Collateral, or which reduces or removes the required consent of Lenders provided hereunder, or which increases, decreases or extends the Total Revolving Credit Commitment, Total Term Loan Commitment or Total Letter of Credit Commitment or the Revolving Credit Commitment, Term Loan Commitment or Letter of Credit Commitment of any Lender or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; or

               (ii) which  affects  the  rights,   privileges,  immunities  or
          indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     13.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     13.9. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, all of which shall continue thereafter and survive such termination) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     13.10. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Term Loan Commitments, the Revolving Credit Commitments and the Letter of Credit Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith, including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, whether or not such action is brought by the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to its security holders or creditors arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, as opposed to direct, damages. The provisions of this Section
13.10 shall survive termination of this Agreement.

     13.11. Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

     13.12. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     13.13. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     13.14.   Agreement Controls.   In the event that  any term of  any of the
Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     13.15. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under New York law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     13.16.  Governing Law; Waiver of Jury Trial.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

          (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE
     INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR

     PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.3 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS
     IN EFFECT  IN THE STATE OF NORTH CAROLINA.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY PARTY HERETO FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE BORROWER HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.17. Confidentiality. Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 9.8 to keep confidential any information from time to time supplied to it by the Borrower or any Subsidiary; provided, however, that nothing herein shall affect the disclosure of any such information to: (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process, (ii) counsel for such Lender or to its accountants, (iii) bank or insurance examiners or auditors or comparable persons, (iv) any representative or affiliate of such Lender, (v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement or the Notes who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans. Without affecting any other rights of the Borrower and each Subsidiary, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 13.17.

                        [Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                         THE TOPPS COMPANY, INC.


                         By:/s/ John Perilio
                         Name:  John Perilio
                         Title: Vice President - Operations





                         NATIONSBANK, NATIONAL ASSOCIATION
                         (CAROLINAS), as Agent for the Lenders


                         By:____________________________________
                         Name: _________________________________
                         Title: ________________________________

                         NATIONSBANK, NATIONAL ASSOCIATION
                         (CAROLINAS)


                         By:  /s/ Christopher C. Browder
                         Name:  Christopher C. Browder
                         Title:  Senior Vice President


                         Lending Office:
                              NationsBank, National Association
                               (Carolinas)
                              Independence Center, 15th Floor
                              NC1-001-15-04
                              Charlotte, North Carolina  28255
                              Attention:  Ms. Angela Berry
                              Telephone:     (704) 386-8958
                              Telefacsimile: (704) 386-9923

                         Wire Transfer Instructions:
                              NationsBank, National Association
                               (Carolinas)
                              ABA# 053000196
                              Account No.: 13662122506
                              Reference: The Topps Company, Inc.
                              Attention: Corporate Credit Support

                         CHEMICAL BANK


                         By:  /s/ Carol Ennis___________________
                         Name:  Carol Ennis_____________________
                         Title:  Vice President_________________


                         Lending Office:
                              1 Pierrepont Plaza
                              16th Floor
                              Brooklyn, New York 11201
                              Attention: Carol Ennis
                              Telephone: (718) 403-6545
                              Telefacsimile: (718) 403-6597

                         Wire Transfer Instructions:
                              Chemical Bank
                              52 Broadway, 3rd Floor
                              New York, New York 10004
                              ABA# 021000128
                              Account No.: 0002-0000782643
                              Reference: The Topps Company, Inc.
                              Attention: Bill Quinn/Loan Services

                         NATWEST BANK N.A.


                         By: /s/ Elaine Lo
                         Name: Elaine Lo
                         Title: V.P.


                         Lending Office:
                              1133 Avenue of the Americas
                              New York, New York 10036
                              Attention: Elaine Lo
                              Telephone: (212) 703-1707
                              Telefacsimile: (212) 703-1724

                         Wire Transfer Instructions:
                              NatWest Bank N.A.
                              80 Pine Street
                              New York, New York 10005
                              ABA# 021000322
                              Reference: The Topps Company, Inc.
                              Attention: Loan Operations Dept. 838

                         THE BANK OF NEW YORK


                         By: /s/ Barbara A. Vallely
                         Name:  Barbara A. Valley
                         Title:  Vice President


                         Lending Office:
                              530 Fifth Avenue, 3rd Floor
                              New York, New York 10026
                              Attention: Kathy Albert
                              Telephone: (212) 852-4093
                              Telefacsimile: (212) 852-4292

                         Wire Transfer Instructions:
                              The Bank of New York
                              48 Wall Street
                              New York, New York 10286
                              ABA# 021000018
                              Account No.: GLA 111556
                              Reference: The Topps Company, Inc.
                              Attention: Loan Processing Support Dept.

                         CREDITANSTALT CORPORATE FINANCE, INC.


                         By: /s/ Christina T. Schoen
                         Name:  Christina T. Schoen
                         Title:  Vice President

                         By:  /s/ Geoffrey D. Spillane
                         Name: Geoffrey D. Spillane
                         Title: Senior Associate


                         Lending Office:
                              2 Greenwich Plaza
                              Greenwich, Connecticut 06836-1300
                              Attention: Martin Benger
                              Telephone: (203) 861-6583
                              Telefacsimile: (203) 861-6594

                         Wire Transfer Instructions:
                              Chemical Bank
                              New York, New York
                              ABA# 021000128
                              Account No.: 544-7-73095
                              Reference: The Topps Company, Inc.
                              Attention: Corporate Finance Group

                         THE DAIWA BANK, LIMITED


                         By: /s/ Ronald W. Gale
                         Name:  Ronald W. Gale
                         Title: V.P.

                         By: /s/ Carol V. Gerstmann
                         Name: Carol V. Gerstmann
                         Title: Assistant Vice President
                                N.Y. Office

                         Lending Office:
                              The Daiwa Bank, Ltd., Chicago Branch
                              233 South Wacker Drive, Suite 4500
                              Chicago, Illinois 60606
                              Telephone: (312) 876-0181
                              Telefacsimile: (312) 993-6255

                         Administrative Office:
                              450 Lexington Avenue, 17th Floor
                              New York, New York 10017
                              Attention: Ronald Gale
                              Telephone: (212) 808-2337
                              Telefacsimile: (212) 818-0865

                         Wire Transfer Instructions:
                              The Daiwa Bank, Ltd., Chicago Branch
                              ABA# 071006075
                              Reference: The Topps Company, Inc.
                              Attention: Loans Department

                         THE MITSUBISHI BANK, LIMITED-NEW YORK BRANCH


                         By: /s/ Paula Mueller
                         Name:  Paula Mueller
                         Title: Vice President


                         Lending Office:
                              225 Liberty Street
                              Two World Financial Center
                              New York, New York 10281
                              Attention: Paula Mueller
                              Telephone: (212) 667-2890
                              Telefacsimile: (212) 667-3562

                         Wire Transfer Instructions:
                              The Mitsubishi Bank, Limited-New York Branch
                              225 Liberty Street
                              Two World Financial Center
                              New York, New York 10281
                              ABA# 026-009-661
                              Account No.: 000-9623-200
                              Reference: The Topps Company, Inc.
                              Attention: U.S. Corporate Banking Dept.

                         TORONTO DOMINION (NEW YORK), INC.


                         By:  /s/ Jorge Garcia
                         Name:  Jorge Garcia
                         Title:  Vice President


                         Lending Office:
                              The Toronto-Dominion Bank
                              909 Fannin, Suite 1700
                              Houston, Texas 77010
                              Attention: Frederic B. Hawley
                              Telephone: (713) 653-8200
                              Telefacsimile: (713) 653-9921

                         Administrative Office:
                              The Toronto-Dominion Bank
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Robert G. Harris
                              Telephone: (212) 468-0585
                              Telefacsimile: (212) 262-1926

                         Wire Transfer Instructions:
                              Toronto Dominion Bank
                              ABA# 026003243
                              Account No.: TD Houston 2159251
                              Reference: The Topps Company, Inc.


                                   EXHIBIT A

                       Applicable Commitment Percentages

                                Total          Applicable Commitment       Closing Fees*

     Lender                   Commitment            Percentage              $             Percentage



NationsBank, National
 Association (Carolinas)         $12,500,000        19.230769230%

Chemical Bank                    $12,500,000        19.230769230%

Natwest Bank N.A.                 $8,000,000        12.307692307%       40,000             0.500%

The Bank of New York              $8,000,000        12.307692307%       40,000             0.500%

Toronto Dominion (New York),
  Inc.                            $6,000,000         9.230769230%       30,000             0.500%

Creditanstalt Corporate
  Finance, Inc.                   $6,000,000         9.230769230%       21,000             0.350%

The Daiwa Bank, Limited           $6,000,000         9.230769230%       21,000             0.350%

The Mitsubishi Bank, Limited
  - New York Branch               $6,000,000         9.230769230%       21,000             0.350%



                              ______________        _____________
                                 $65,000,000            100%




___________________________

* Payable by the Agent to the Lenders from the Arrangement Fee paid by the Borrower.


                                   EXHIBIT B

                       Form of Assignment and Acceptance

                          DATED ______________ ,

     Reference is  made to the Credit Agreement dated as  of ___________, 1995
(the  "Agreement") among The Topps Company,  Inc., a Delaware corporation (the
"Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association (Carolinas), as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

      _______________________ (the "Assignor") and___________________________
 ___________ ( the "Assignee") agree as follows:


     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______% * interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and evidenced by the Revolving Note and Term
Note held by the Assignor.

     2.   The  Assignor (i)  represents  and warrants  that,  as  of the  date hereof, (A) the aggregate outstanding principal amounts of the Term Loan owing to it (without giving effect to assignments  thereof which have not yet become effective)  is  $________ under  a  Term Note  dated  __________, 19__  in the principal  amount  of  $_________,  (B)  the  aggregate  principal  amount  of
Revolving Loans owing  to it (without giving effect to the assignments thereof which have  not yet become  effective) is  $__________ under a  Revolving Note dated ____________, 19__  in the principal  amount of  $_________ and (C)  the aggregate  principal amount  of the  Participations purchased  by  it (without giving effect to the assignments thereof which have not yet become  effective)
is  $_________; (ii)  represents  and  warrants  that  it  is  the  legal  and beneficial owner of the interest being assigned  by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty  and assumes  no responsibility  with respect  to any  statements, warranties or  representations made in or in  connection with the Agreement or
any   of  the   Loan   Documents  or   the   execution,  legality,   validity,
enforceability,  genuineness, sufficiency or value of  the Agreement or any of the Loan  Documents or  any other  instrument or  document furnished  pursuant
thereto;   (iv)  makes   no  representation   or  warranty   and  assumes   no
responsibility with respect to the


















*    Specify percentage in no more than 4 decimal points.



financial condition  of the Borrower  or the performance or  observance by the
Borrower of  any of  its obligations under  the Agreement or  any of  the Loan
Documents  or any other instrument or  document furnished pursuant thereto and
(v)  attaches  hereto the  Revolving Note  and  the Term  Note referred  to in paragraph  1  above and  requests  that  the  Agent  exchange such  Notes  for
replacement Notes as follows:   a Revolving Note dated _____________, 19__  in
the  principal amount of $________________, and  a Term Note dated __________,
19__ in the principal amount of $__________  each payable to the order of  the
Assignor, and a  Revolving Note,  dated ____________________________ 19__,  in
the  principal   amount  of   $_________________   and  a   Term  Note   dated
_________________, 19___ in the  principal amount of  $                ,  each
payable to the order of the Assignee.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements referred to in Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other
Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6.   Upon such  acceptance and  recording, from and  after the  Effective
Date, the Agent shall make all payments under the Agreement and Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal,






















interest,  commitment fees and letter of  credit fees with respect thereto) to
the  Assignee.    The  Assignor  and  Assignee  shall   make  all  appropriate
adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of New York.

                              [NAME OF ASSIGNOR]

                              By:
                                 Name:
                                 Title:

                              Notice Address:
                                             ____________________
                                             ____________________
                              After the Effective Date
                              Outstanding Revolving Loans:$______
                              Outstanding Term Loan: $___________
                              Outstanding LC
                                Participations:      $___________


                              [NAME OF ASSIGNEE]

                              By:
                                 Name:
                                 Title:

                              Notice Address/Lending Office
                                             ____________________
                                             ____________________
                                             ____________________

                              Wire transfer Instructions:
                                             ____________________
                                             ____________________
                                             ____________________

                              After the Effective Date
                              Outstanding Revolving Loans:$_____
                              Outstanding Term Loan: $__________
                              Outstanding LC
                                Participations:      $___________






















                         Accepted this ____ day of _______, 19___
                         NATIONSBANK, NATIONAL ASSOCIATION,
                          (CAROLINAS), as Agent

                         By:
                              Name:
                              Title:

Consented to:

The Topps Company, Inc.


By:
   Name:
   Title:



















































                                   EXHIBIT C

              Notice of Appointment (or Revocation) of Authorized
                                Representative

     Reference is hereby made to the Credit Agreement dated as of ___________,
1995  (the "Agreement") among The Topps  Company, Inc., a Delaware corporation
(the "Borrower"), the Lenders (as defined in the  Agreement), and NationsBank,
National  Association  (Carolinas),  as  Agent   for  the  Lenders  ("Agent").
Capitalized  terms used  but  not defined  herein  shall  have the  respective meanings therefor set forth in the Agreement.

     The  Borrower  hereby  appoints  each    individual  named  below  as  an
Authorized Representative under the Loan Documents, and hereby  represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement  of such individual's  office (to which  such individual has been  duly  elected  or  appointed),  a  genuine  specimen  signature of  such individual and  an  address for  the  giving of  notice,  and (ii)  each  such individual has  been duly  authorized by  the  Borrower to  act as  Authorized
Representative under the Loan Documents:

Name and Address           Office         Specimen Signature

_________________    ___________________    ___________________
_________________
_________________

_________________
_________________
_________________    ___________________    ____________________


Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

     This the ___ day of __________________, 19__.

                                   The Topps Company, Inc.

                                   By:                            Name:

                                   Title:

























                                   EXHIBIT D

                           Form of Borrowing Notice

To:  NationsBank, National Association
     (Carolinas), as Agent
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention:  Ms. Angela Berry, Agency Services
     Telefacsimile:  (704)386-9923

       Reference is hereby made  to the Credit  Agreement dated as of  _______
__, 1995 (the "Agreement") among The Topps Company, Inc. (the "Borrower"), the
Lenders (as defined  in the Agreement), and NationsBank,  National Association
(Carolinas), as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan       Interest      Aggregate                         (1)                                  (3)
(check one)        Period        Amount(2)        Date of Loan

Base Rate Loan       ______      _________        ____________

Eurodollar Rate Loan ______      _________        ____________


_______________________

(1) For any Eurodollar Rate Loan, one, two, three, six or, if available, twelve months.
(2)  Must be $1,000,000 or if greater an integral multiple of $100,000.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

     The Borrower hereby requests that the proceeds of Loans described in this
Borrowing  Notice  be made  available  to the  Borrower  as follows:   [insert
transmittal instructions]        .

     The undersigned hereby certifies, solely in his/her corporate and not in his/her individual capacity, that:

     1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and




















     2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

     3. After giving effect to Loans requested hereby, the principal amount of outstanding Loans plus the Outstanding Letters of Credit will not exceed the sum of the Total Loan Commitment and the Letter of Credit Commitment.

                    THE TOPPS COMPANY, INC.


                    BY: ___________________________________
                              Authorized Representative

                    DATE: _________________________________













































                                   EXHIBIT E

                    Form of Interest Rate Selection Notice

To:  NationsBank, National Association
     (Carolinas), as Agent
     Independence Center, 15th Floor
     NC1-001-15-04
     Charlotte, North Carolina  28255
     Attention:  Ms. Angela Berry, Agency Services
     Telefacsimile:  (704) 386-9923

       Reference is hereby  made to the Credit Agreement  dated as of ________
__, 1995 (the "Agreement") among The Topps Company, Inc. (the "Borrower"), the
Lenders (as defined  in the Agreement), and NationsBank,  National Association
(Carolinas), as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

     The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:

Type of Loan       Interest      Aggregate                         (1)                                  (3)
(check one)        Period        Amount(2)        Date of Loan

Base Rate Loan       ______      _________        ____________

Eurodollar Rate Loan ______      _________        ____________


_______________________

(1) For any Eurodollar Rate Loan, one, two, three, six or, if available, twelve months.
(2)  Must be $1,000,000 or if greater an integral multiple of $100,000.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

                                   THE TOPPS COMPANY, INC.

                                   BY: ________________________
                                        Authorized Representative
                                   DATE: _______________________

























                                  EXHIBIT F

                               Form of Term Note

                                Promissory Note
                                 (Term  Loan)

$________________                                           New York, New York

                                                               ______ __, 1995


     FOR  VALUE  RECEIVED, THE  TOPPS  COMPANY, INC.,  a  Delaware corporation having  its principal  place of business  located in  New York, New  York (the
"Borrower"),    hereby    promises     to    pay     to    the    order     of
___________________________________  (the   "Lender"),   in   its   individual
capacity, at the  office of NATIONSBANK, NATIONAL  ASSOCIATION (CAROLINAS), as
agent     for      the     Lenders      (the     "Agent"),     located      at
____________________________________________ ____________________ (or  at such other place or places as the Agent  may designate in writing) at the times set forth in the Credit Agreement dated as of ______ __,  1995 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the
Agent  (the "Agreement" -- all capitalized  terms not otherwise defined herein shall have  the respective  meanings set forth  in the  Agreement), in  lawful money  of the  United States of  America, in immediately  available funds, the principal amount  of  _____________________ DOLLARS  ($______________) on  the
Term Loan Termination Date or such earlier date as may be required pursuant to the  terms of the Agreement, and  to pay interest from  the date hereof on the unpaid principal amount  hereof, in like money,  at said office, on  the dates and  at the rates provided in Article II of the Agreement.  All or any portion of the principal amount of Loans may be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.4 of the Credit
Agreement. Further, in the event of such acceleration, this Term Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest due hereunder, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.






















     Interest hereunder shall be computed as provided in the Credit Agreement.

     This Term Note is one of the Term  Notes referred to in the Agreement and is  issued  pursuant to  and  entitled to  the  benefits and  security  of the
Agreement to which reference is hereby  made for a more complete statement  of the terms and  conditions upon which the  Term Loan evidenced hereby  was made
and is  to be repaid.   This Term Note  is subject to  certain restrictions on
transfer or assignment as provided in the Agreement.

     Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Term Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                           THE TOPPS COMPANY, INC.



                           By: _________________________________
                           Name: _______________________________
                           Title: ______________________________











































                                  EXHIBIT G

                            Form of Revolving Note

                                Promissory Note
                               (Revolving Loan)

$______________                                             New York, New York

                                                               ______ __, 1995


     FOR  VALUE  RECEIVED, THE  TOPPS  COMPANY, INC.,  a  Delaware corporation having  its principal  place of business  located in  New York, New  York (the
"Borrower"),    hereby    promises     to    pay     to    the    order     of
_______________________________________________   (the   "Lender"),   in   its
individual  capacity,  at  the  office  of NATIONSBANK,  NATIONAL  ASSOCIATION
(CAROLINAS),  as   agent   for  the   Lenders   (the  "Agent"),   located   at
________________________________ _____________  (or  at such  other  place  or places as the  Agent may designate in  writing) at the times set  forth in the
Credit Agreement  dated as of  ________________, 1995 among  the Borrower, the financial institutions  party thereto  (collectively, the  "Lenders") and  the
Agent  (the "Agreement" -- all capitalized  terms not otherwise defined herein
shall  have the   respective meanings set  forth in the  Agreement), in lawful money  of the  United States of  America, in immediately  available funds, the principal amount  of ___________ DOLLARS  ($__________) or, if  less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower  pursuant to the Agreement on the Revolving
Credit Termination Date  or such earlier date  as may be required  pursuant to the terms of the  Agreement, and to pay interest  from the date hereof on  the unpaid principal amount  hereof, in like money,  at said office, on  the dates and at the rates provided in Article III of the Agreement.  All or any portion of the principal amount of Loans may be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 3.2 (a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.


     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection,




















including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Credit Agreement.

     This Revolving Note is one of the Revolving Notes in the principal amount of $13,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                           THE TOPPS COMPANY, INC.



                           By: _________________________________
                           Name: _______________________________
                           Title: ______________________________







































                                   EXHIBIT H

                        Form of Stock Pledge Agreement
































































                                   EXHIBIT I

                          Form of Subsidiary Guaranty
































































                                   EXHIBIT K

                        Form of Compliance Certificate

NationsBank, National Association
  (Carolinas), as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Ms. Angela Berry, Agency Services
Telefacsimile:  (704) 386-9923

NationsBank, National Association
  (Carolinas), as Agent
767 Fifth Avenue, Fifth Floor
New York, New York 10153-0083
Attention: Mr. Christopher C. Browder
Telefacsimile: (212) 751-6909


     Reference is  hereby made to the Credit Agreement  dated as of ______ __,
1995  (the "Agreement") among The Topps  Company, Inc., a Delaware corporation
(the  "Borrower"), the Lenders (as defined  in the Agreement) and NationsBank,
National  Association  (Carolinas),  as  Agent   for  the  Lenders  ("Agent").
Capitalized terms  used  but  not  otherwise defined  herein  shall  have  the respective  meanings therefor set forth in the  Agreement.  The undersigned, a duly authorized and acting Authorized Representative, hereby  certifies to you as of __________ (the "Determination Date") as follows:

1.   Calculations:

     A.   Compliance with Section 10.1: Consolidated Leverage Ratio

          1.   Consolidated Indebtedness          $__________

          2.   Outstanding Letters of Credit      $__________

          3.   Guarantied Indebtedness            $__________

          4.   A.1. + A.2. + A.3.                 $__________

          5.   Consolidated EBITDA

               a.  Consolidated Net Income        $__________
               b.  Consolidated Interest Expense  $__________
               c.  Taxes on income                $__________
               d.  amortization and depreciation  $__________
               e.  a. + b. + c. + d.              $__________

          6.   Ratio of A.4. to A.5.              ___________

















          Required: Line A.6. must not be greater
          than 2.00 to 1.00.

     B.   Compliance with Section 10.2: Consolidated Fixed Charge Ratio

          1.   Consolidated EBITDA
               (as calculated above)              $__________

          2.   Capital Expenditures               $__________

          3.   income taxes accrued               $__________

          4.   B.1 - B.2 - B.3.                   $__________

          5.   Consolidated Fixed Charges

               a.   Consolidated Cash Interest
                    Expense                       $__________
               b.   scheduled principal payments
                    of Consolidated Indebtedness  $__________
               c.   dividends and distributions
                    paid by the Borrower          $__________
               d.   a. + b. + c.                  $__________

          6.   Ratio of B.4. to B.5.              ___________

          Required: Line B.6. must not be less
          than 1.35 to 1.00.

     C.   Compliance with Section 10.3: Consolidated Net Worth

          1.   Consolidated Shareholders' Equity  $__________

          2.   all reserves                       $__________

          3.   C.1. - C.2.                        $__________

          Required: Line C.3. must not be less than (1) $____________ at the Closing Date and (2) as of the last day of each succeeding fiscal quarter, line d. below

          a.   Consolidated Net
               Worth for immediately
               preceding fiscal quarter           $__________

          b.   Consolidated Net Income
               for then ending fiscal quarter
               (no deduction for net loss)        $__________

          c.   Multiply Line b. by 50%            $__________

















          d.   Increases in stated capital
               and additional paid-in
               capital accounts from equity
               issuances, etc.                    $__________

          e.   a. + c. + d.                       $__________*

           *   This  amount  shall  exclude  the  effect  of  Permitted  Stock
               Repurchases

     D.   Compliance with Section 10.4: Cash Balances

          1.   Cash and cash equivalents          $__________

          2.   Revolving Credit Outstandings      $__________

          3.   D.2. + $5,000,000                  $__________

          Required: At all times after the repurchase by the Borrower of any shares of its Common Stock, line D.1. must not be less than line
          D.3.

     E. Calculation of Excess Cash Flow (Annual calculation only):

          1.   Consolidated EBITDA                $__________
               ($__________ of which consists
               of extraordinary net gain or
               loss)

          2.   Change in Consolidated Working     $__________
               Capital (not more than
               $4,000,000)

          3.   Sum of

               a.   Capital Expenditures          $__________
               b.   Consolidated Cash Interest    $__________
                    Expense
               c.   Principal payments and        $__________
                    optional prepayments of
                    Term Loan
               d.   Taxes                         $__________

          4.   E.2. + E.3.                        $__________

          5.   E.1. minus E.4.                    $__________

2.   No Default

               A.   Since   __________   (the  date   of   the  last   similar
          certification), (a) the Borrower has not defaulted in the















keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in
Article IX of the Agreement has occurred and is continuing.

               B.   If a  Default  or  Event  of Default  has  occurred  since
          __________ (the date of the last similar certification), the Borrowers propose to take the following action with respect to such Default or Event of Default:


                                            .
               (Note,  if  no  Default  or   Event  of  Default  has
               occurred, insert "Not Applicable").

     The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.


















































IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, 19___.


                              By:________________________________
                                 Authorized Representative
                              Name:______________________________
                              Title:_____________________________



























































                                   EXHIBIT L

                       Form of Cash Collateral Agreement
































































